Exhibit 10.43

BELL WORKS CHICAGOLAND

2000 CENTER DRIVE

HOFFMAN ESTATES, ILLINOIS

OFFICE LEASE AGREEMENT

between

Hoffman Estates Acquisitions LLC, a Delaware limited liability company, and Hoffman Estates Acquisitions II LLC, a Delaware limited liability company collectively, Landlord

and

CAMBIUM NETWORKS, INC., a Delaware corporation

Tenant

TABLE OF CONTENTS

Page

1.
CERTAIN PROVISIONS AND DEFINITIONS 4
2.
GRANT AND ACCEPTANCE OF LEASE 7
3.
RENT 7
4.
MONTHLY RENT 8
5.
termination optiOn 9
6.
USE OF PREMISES 10
7.
DELIVERY OF POSSESSION; TENANT IMPROVEMENTS 10
8.
SERVICES 12
9.
CONDITION AND CARE OF PREMISES 16
10.
SURRENDER OF PREMISES 19
11.
HOLDING OVER 20
12.
RULES AND REGULATIONS 20
13.
RIGHTS RESERVED TO LANDLORD 20
14.
ALTERATIONS 23
15.
ASSIGNMENT AND SUBLETTING 24
16.
WAIVER OF CERTAIN CLAIMS, INDEMNITY 26
17.
DAMAGE OR DESTRUCTION BY CASUALTY 27
18.
EMINENT DOMAIN 29
19.
DEFAULT; LANDLORD’S RIGHTS AND REMEDIES 30
20.
RIGHTS OF MORTGAGEES AND GROUND LESSORS 34
21.
DEFAULT UNDER OTHER LEASES 36
22.
INSURANCE AND SUBROGATION 36
23.
NONWAIVER 38

24.
ESTOPPEL CERTIFICATE 38
25.
TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP 38
26.
REAL ESTATE BROKERS 39
27.
NOTICES 39
28.
MISCELLANEOUS 40
29.
INTENTIONALLY OMITTED 45
30.
INTENTIONALLY OMITTED 45
31.
LANDLORD 45
32.
TITLE AND COVENANT AGAINST LIENS 45
33.
COVENANT OF QUIET ENJOYMENT 45
34.
EXCULPATORY PROVISIONS 45
35.
SIGNAGE 45
36.
FITNESS CENTER 46
37.
CONFERENCE CENTER AND TENANT LOUNGE 46
38.
PARKING 46
39.
OPTION TO EXPAND 46
40.
EXTENSION OPTION 47
41.
INTENTIONALLY OMITTED 48
42.
RIGHT OF FIRST REFUSAL 48
43.
lease commencement/acceptance of premises 49

EXHIBITS

A Floor Plan(s) of Premises

B Work Letter

C Other Definitions

D Rules and Regulations

E Cleaning Specifications

F Commencement Letter

G Signage

H Base Building Specifications

I Cable Work Standards

J Legal Description

K Rent Payment and Security Deposit Instructions

L Landlord’s Work

M ROFR Depiction

OFFICE LEASE AGREEMENT

DATED AS OF:	___________________________, 2023 (“Effective Date’)
BETWEEN:	Hoffman Estates Acquisitions LLC, a Delaware limited liability company, and Hoffman Estates Acquisitions II LLC, a Delaware limited liability company (collectively, “Landlord”)
AND:	Cambium Networks, Inc., a Delaware corporation (“Tenant”)
PREMISES LOCATION:

Suite A401 (Office Space, as defined below) and Suite B105 (Warehouse Space, as defined below), in the locations set forth in the Premises definition below at Bell Works Chicagoland, 2000 Center Drive, Hoffman Estates, Illinois 60192 (a/k/a Bell Works Chicagoland 2000 AT&T Center Drive, Hoffman Estates, Illinois 60192)

Landlord and Tenant hereby covenant and agree as follows:

1.
CERTAIN PROVISIONS AND DEFINITIONS. The following provisions and definitions are an integral part of this Lease:
(a)
“Monthly Rent”: The respective amounts for each Lease Year of the Term set forth in the following tables (based on the respective rates of Monthly Rent per square foot of Rentable Area set forth in the following tables for the Fourth (4th) Floor Office Space and the First (1st) Floor Warehouse Space) payable by Tenant to Landlord.

FOURTH (4TH) FLOOR OFFICE SPACE (Assuming 30,000 square feet of Rentable Area)

LEASE YEAR	MONTHLY RENT	ANNUAL RENT	ANNUAL RENT PER SQUARE FOOT
Lease Year 1	$63,125.00	$757,500.00	$25.25
Lease Year 2	$64,500.00	$774,000.00	$25.80
Lease Year 3	$65,875.00	$790,500.00	$26.35
Lease Year 4	$67,250.00	$807,000.00	$26.90
Lease Year 5	$68,625.00	$823,500.00	$27.45
Lease Year 6	$70,000.00	$840,000.00	$28.00
Lease Year 7	$71,375.00	$856,500.00	$28.55
Lease Year 8	$72,750.00	$873,000.00	$29.10
Lease Year 9	$74,125.00	$889,500.00	$29.65

Lease Year 10	$75,500.00	$906,000.00	$30.20
Lease Year 11	$76,875.00	$922,500.00	$30.75
Lease Year 12	$78,250.00	$939,000.00	$31.30
Lease Year 13	$79,625.00	$955,500.00	$31.85

FIRST (1ST) FLOOR WAREHOUSE SPACE (assuming 5,000 square feet of Rentable Area)

LEASE YEAR	MONTHLY RENT	ANNUAL RENT	ANNUAL RENT PER SQUARE FOOT
Lease Year 1	$7,083.33	$85,000.00	$17.00
Lease Year 2	$7,250.00	$87,000.00	$17.40
Lease Year 3	$7,416.67	$89,000.00	$17.80
Lease Year 4	$7,583.33	$91,000.00	$18.20
Lease Year 5	$7,750.00	$93,000.00	$18.60
Lease Year 6	$7,916.67	$95,000.00	$19.00
Lease Year 7	$8,083.33	$97,000.00	$19.40
Lease Year 8	$8,250.00	$99,000.00	$19.80
Lease Year 9	$8,416.67	$101,000.00	$20.20
Lease Year 10	$8,583.33	$103,000.00	$20.60
Lease Year 11	$8,750.00	$105,000.00	$21.00
Lease Year 12	$8,916.67	$107,000.00	$21.40
Lease Year 13	$9,083.33	$109,000.00	$21.80

(b)
“Broker(s)”: Colliers International for Landlord; CBRE, Inc. for Tenant.
(c)
“Building”: The office building located at Bell Works Chicagoland 2000 Center Drive, Hoffman Estates, Illinois 60192 (a/k/a 2000 AT&T Center Drive, Hoffman Estates, Illinois 60192).
(d)
“Commencement Date”: April 1, 2024.

(e)
“Expiration Date”: The last day of the later of (i) Initial Term or (ii) last day of an Extended Term, unless sooner terminated as provided herein.
(f)
“Initial Term”: The last day of the Thirteenth (13th) Lease Year (i.e. March 31, 2037), unless sooner terminated as provided herein.
(g)
“Land”: The parcel(s) of real estate on which the Building is located, comprising approximately 153 acres and legally described on the attached Exhibit J.
(h)
“Landlord’s Work”: The work to be performed by Landlord as more particularly described in Exhibit L.
(i)
“Lease Year”: If the Commencement Date is the first day of a calendar month, the period of twelve (12) consecutive months commencing on the Commencement Date; if the Commencement Date is not the first day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month after the Commencement Date; and, in either case, each consecutive twelve (12) month period thereafter which falls in whole or in part during the Term. The term “Lease Month” shall mean each consecutive month during the Term, with the first (1st) Lease Month commencing on the Commencement Date; provided, however, (a) if the Commencement Date falls on a day other than the (1st) first day of a calendar month, the first (1st) Lease Month shall end on the last day of the first (1st) full calendar month after the Commencement Date, and the second (2nd) and each succeeding Lease Month shall commence on the first (1st) day of the next calendar month.
(j)
“Premises”: As provided in Section 2, the area to be indicated on Exhibit A on the (i) Fourth (4th) floor of the East Wing of the Building, deemed to consist of at least 20,000 square feet of Rentable Area (“Office Space”), and (ii) First (1st) Floor of the East Wing of the Building deemed to consist of at least 4,000 square feet of Rentable Area (“Warehouse Space”).
(k)
“Project”: The Land and the Building, together with any other improvements located on the Land and all equipment, fixtures, machinery, systems, apparatus and personal property of Landlord located at or used in connection with the Land or the Building from time to time.
(l)
“Security Deposit”: None.
(m)
“Tenant Alterations”: Any alterations, improvements, or additions (including decorations) to the Premises performed or to be performed by or on behalf of Tenant.
(n)
“Tenant’s Work”: The work to be performed by Tenant to ready the Premises for initial occupancy by Tenant, as more particularly described in Section 7(b) hereof and the Work Letter attached hereto as Exhibit B.
(o)
“Term”: The period beginning on the Commencement Date and ending on the Expiration Date.
(p)
“Use”: General office use, as well as design, test and quality control lab space, and for no other purpose in the fourth-floor Office Space. General office use, electrical laboratory and testing use (including, without limitation, for the use of testing chambers, other testing equipment and quality control testing equipment) and for no other purpose in the first-floor Warehouse Space.
(q)
“Warehouse Commencement Date”: the earlier of (i) April 1, 2025, or (ii) the date which is the later of April 1, 2024 and the date upon which Tenant commences business operations and/or occupies the Warehouse Space.

(r)
“Work Letter”: The Work Letter attached hereto as Exhibit B, if any.
(s)
“Landlord Turnover Obligations”: The work to be performed by Landlord as required for the Premises to be in compliance with the Base Building Specifications attached hereto as Exhibit H.

See Exhibit C and the Work Letter, if any, for other definitions of terms used herein.

2.
GRANT AND ACCEPTANCE OF LEASE. Landlord hereby leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord, to have and to hold during the Term, subject to the terms and conditions of this Lease. Landlord and Tenant acknowledge and agree that the exact footprint and floorplan for the Office Space and Warehouse Space has yet to be finalized. As soon as reasonably possible after the Effective Date, Tenant shall provide a proposed floor plan for the Office Space and Warehouse Space for Landlord approval (the “Proposed Floor Plan”). Landlord and Tenant shall mutually agree and approve a final floor plan for the Office Space and Warehouse Space (collectively, the “Final Floor Plan”). Upon mutual approval of the Final Floor Plan by Tenant and Landlord, the parties agree to execute and deliver an amendment to this Lease memorializing such terms and provisions as are reasonably required based on the Rentable Area of the Final Floor Plan, including but not limited to, (i) the Monthly Rent table of Section 1(a), (ii) the square footage of the Office Premises and Warehouse Premises in Section 1(j), (iii) the Allowance amount(s) listed in the Work Letter, the (iv) ROFR Space, as defined below and (v) the number of non-reserved parking spaces in Section 38 (the “Final Space Plan Addendum”). Notwithstanding anything herein to the contrary, Tenant acknowledges and agrees that the rent per square foot listed in Section 1(a), with annual increase, shall not be modified by the Final Space Plan Addendum.
3.
RENT. Monthly Rent and Additional Rent, hereunder (collectively “Rent”) shall be paid in lawful money of the United States to Landlord according to the instructions attached on Exhibit K, or at such place or to such agents as Landlord may from time to time designate to Tenant in writing (provided that Tenant may make payments by electronic transfer in lawful money of the United States and in accordance with Landlord’s instructions, which will be provided to Tenant upon request), without any demand and without any reduction, abatement, counterclaim, deduction or set-off whatsoever, except as expressly provided herein, at the times and in the manner hereinafter provided. Unpaid Rent shall bear interest at the Default Rate (defined in Section 28(i)) from the date due until paid. Except as otherwise expressly provided herein, the payment of Rent hereunder is independent of each and every other covenant and agreement contained in this Lease. As used herein, “Additional Rent” shall mean all amounts other than Monthly Rent becoming due from Tenant to Landlord (or, as provided herein, to Landlord’s property manager). Except as otherwise expressly provided herein, Tenant’s obligation to pay Rent hereunder shall be a separate and independent covenant, absolute, and unaffected for any reason whatsoever, including by any damage to or destruction of the Premises or any part thereof, any taking of the Premises or any part thereof or interest therein by condemnation or otherwise, any prohibition, limitation, restriction or prevention of Tenant’s use, occupancy or enjoyment of the Premises or any part thereof, the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, any action of any government authority, or any other cause whether similar to or dissimilar from the foregoing and whether or not Tenant shall have notice or knowledge thereof and whether or not such cause shall now be foreseeable. The parties intend that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements and shall continue unaffected unless such obligations have been modified or terminated pursuant to an express provision of this Lease.
4.
Monthly RENT.
(a)
Monthly Rent. Tenant shall pay Monthly Rent to Landlord in equal monthly installments (herein called “Monthly Rent”) as set forth in Section 1(a) above, as follows:

(i)
For the Office Space, in advance on the Commencement Date and, thereafter, on or before the first day of each calendar month during the Term; and
(ii)
For the Warehouse Space, in advance on the Warehouse Commencement Date, and thereafter, on or before the first day of each calendar month during the Term.

If the Term shall begin on any day other than the first day of a calendar month or end on any day other than the last day of a calendar month, then the Monthly Rent for any partial calendar month within the Term shall be prorated on a per diem basis. Simultaneously with executing this Lease, Tenant shall pay to Landlord the first installment of Monthly Rent.

(b)
Rent Abatement. Subject to the Concession Election, as defined below, Tenant shall be entitled to an abatement of Monthly Rent for the following calendar months (“Abated Rent”):
(i)
May 1, 2024, through October 31, 2024 (the “First Rent Abatement Period”);
(ii)
May 1, 2025, through September 30, 2025 (the “Second Rent Abatement Period; and
(iii)
May 1, 2026, through September 30, 2026 (the “Third Rent Abatement Period”).

The First Rent Abatement Period, Second Rent Abatement Period and Third Rent Abatement Period may collectively be referred to as “Rent Abatement Period”. Notwithstanding anything set forth herein to the contrary, if at any time a material Default occurs or is occurring under this Lease (including but not limited to, a monetary Default, failing to provide insurance certificates, and/or failing to provide any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24, each within the cure period set forth in Section 19), then, in addition to all of Landlord’s rights and remedies under this Lease, Tenant shall no longer be entitled to any future abatement of Monthly Rent and Landlord shall have the right to require Tenant to repay the unamortized portion of any Abated Rent used or applied on Tenant’s behalf, notwithstanding any subsequent cure of said default by Tenant. The acceptance by Landlord of Rent or the cure of the default which initiated the operation of this paragraph shall not be deemed a waiver by Landlord of the provisions of this paragraph unless specifically so stated in writing by Landlord at the time of such acceptance.

(c)
Concession Election. Tenant may, at Tenant’s option, be permitted to convert any amount of the Abated Rent to an additional Allowance, as defined in the Work Letter, by providing written notice of the amount of such election to Landlord not later than the start of construction of the Tenant’s Work (the “Concession Election”), TIME BEING OF THE ESSENCE. Any amount of Abated Rent included in the Concession Election shall be (y) discounted by 20% of the total value of the converted Abated Rent, and (z) applied to Abated Rent allocated to the earliest Rent Abatement Periods applicable (first, to the First Rent Abatement Period, second, to the Second Rent Abatement Period, then third, to the Third Rent Abatement Period). By way of example and for information purposes only, if Tenant elects to convert $100,000 of Abated Rent, then $80,000 shall be added to the Allowance and Monthly Rent due for May, 2024 and June 2024 shall be increased. In the event Tenant shall fail to timely provide the Concession Election, Tenant shall be deemed to have irrevocably waived the Concession Election hereunder, and the same shall be and become null, void, and of no further force or effect.
5.
TERMINATION OPTION. Tenant shall have a one (1) time option to terminate this Lease (the “Termination Option”), effective as of 11:59 p.m. on March 31, 2032 (the “Termination Date”). The Termination Option is granted subject to the following terms and conditions:

(a)
Tenant gives Landlord a written notice of Tenant’s election to exercise the Termination Option (the “Termination Notice”), which Termination Notice shall be given not later than nine (9) months prior to the Termination Date (June 30, 2031), TIME BEING OF THE ESSENCE. Tenant may request for a determination by Landlord of the Termination Fee (as hereinafter defined) on or after December 31, 2030 and Landlord agrees to provide such determination of the Termination Fee within ten (10) business days of Tenant’s request;
(b)
Tenant is not in Default under this Lease either on the date of Tenant’s exercise of the Termination Option or, unless waived in writing by Landlord, on the Termination Date;
(c)
Tenant pays to Landlord fifty percent (50%) of the Termination Fee (defined herein) together with delivery of the Termination Notice and the other fifty percent (50%) of the Termination Fee not later than thirty (30) days prior to the Termination Date, TIME BEING OF THE ESSENCE for each payment. The “Termination Fee” shall mean the sum of (A) an amount equal to the unamortized amount of all leasing costs, including the Allowance, the Abated Rent (if any), and leasing commissions, using an interest factor equal to the trailing CPI Rate, as define below, amortized over the initial lease term, plus (B) with respect to any Offer Space, ROFR Space or Expansion Space added to the Premises hereunder, the Unamortized Additional Space Costs (as defined herein), calculated as of the Termination Date. For purposes hereof, “Unamortized Additional Space Costs” shall be determined for any Offer Space or Expansion Space added to the Premises prior to the date Tenant delivers its Termination Notice (herein, “Additional Space”) (it being agreed and understood that Tenant has no right to exercise its Right of First Offer from and after the date Tenant delivers the Termination Notice), and shall mean an amount calculated in each instance by determining the unamortized amount, as of the Termination Date, of all allowances, tenant improvement costs, rental abatements, brokerage commissions and concessions actually paid or incurred by Landlord with respect to any Additional Space, amortized over a period equal to the actual term of demise for any such Additional Space (i.e., meaning from and after the respective Monthly Rent commencement date for any such Additional Space, following any abatement period with respect thereto, and through the expiration of the Term of this Lease) using an interest factor equal to the trailing average CPI Rate increase for the most recent three (3) years in which the CPI Rate is published prior to the date Tenant sends the Termination Notice, as defined below. For purposes hereof “Consumer Price Index” shall mean the Consumer Price Index for All Urban Consumers published by the United States Department of Labor, or its equivalent if not available (the “CPI Rate”).
(d)
If Tenant timely and properly exercises the Termination Option: (a) all Rent payable under this Lease shall be paid as and when due through and apportioned as of the Termination Date (in addition to payment by Tenant of the Termination Fee); (b) neither party shall have any rights, estates, liabilities, or obligations under this Lease for the period accruing after the Termination Date, except those which are incurred, have accrued or relate to the period prior to the Termination Date; (c) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Termination Date in the condition required under this Lease for surrender of the Premises; and (d) Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided for herein, which agreement shall be executed within the later of (i) forty-five (45) days after Tenant exercises the Termination Option and (ii) thirty (30) days after receipt of said termination agreement from Landlord.
(e)
Notwithstanding anything herein to the contrary, the Termination Option shall automatically terminate and become null and void upon the earlier to occur of: (a) the termination of Tenant’s right to possession of the Premises; and (b) the failure of Tenant to timely or properly exercise the Termination option or pay the Termination Fee.

6.
USE OF PREMISES.
(a)
Use. Tenant shall use and occupy the Premises as set forth in Section 1(p) hereof only and for no other use or purpose. Tenant shall comply with Rules and Regulations (as hereinafter defined) for the Building relating to Tenant’s use of the Premises and the Building.
(b)
Compliance with Requirements. Tenant shall comply with all applicable Laws (hereinafter defined) now or hereafter in force, and with all applicable insurance underwriters’ regulations and other requirements, respecting all matters of occupancy, condition or maintenance of the Premises, whether any of the foregoing shall be directed to Tenant or Landlord and whether imposed on the owner or occupant of the Premises; provided, however, that, subject to the provisions of Section 9(f) below, Tenant shall not be obligated under this Lease to make any alterations to structural elements of the Building required by any Laws to the extent similar alterations will be required to be made to the Building as a whole (i.e., as distinguished from alterations made necessary by Tenant’s particular use of the Premises, and not merely as a result of Tenant’s use of the Premises for the use set forth in Section 1(p) hereof, or required to be made to, or made necessary by, any work, including, without limitation, the Tenant’s Work or any subsequent Tenant Alterations done in the Premises by or on behalf of Tenant). “Laws” means all statutes, laws, ordinances, codes, rules and regulations, orders and directions of public officials or other acts having the force or effect of law, of all federal, state, county, municipal and other agencies, authorities or bodies having jurisdiction over the Premises, Building and/or Project. Tenant shall not make or permit any use of the Premises or the Building, or do or permit to be done anything in or upon the Premises or the Building, or bring or keep anything in the Premises or the Building, which directly or indirectly is prohibited by any of the foregoing or which may be dangerous to persons or property, or which may invalidate or increase the rate of insurance on the Building, its appurtenances, contents or operations, or which would tend to create or continue a nuisance or which is contrary to or prohibited by the terms and conditions of this Lease.
7.
DELIVERY OF POSSESSION; TENANT IMPROVEMENTS.
(a)
Delivery of Possession. Subject to the Landlord’s Work, Landlord Turnover Obligations and Final Space Plan Addendum, Landlord shall tender possession of the Premises to Tenant on the date of mutual execution and delivery of this Lease by Landlord and Tenant (“Possession Date”). Notwithstanding the above, Landlord shall not be required to deliver possession hereunder until Tenant has delivered the Security Deposit to Landlord pursuant to Sections 1(l) and 29, together with the proof of insurance required under Section 22. If, however, Landlord shall be unable to tender possession of the Premises to Tenant on the Possession Date for any reason, Landlord shall not be liable or responsible for any claims, damages, or liabilities in connection therewith or by reason thereof, and such failure shall not affect the validity of this Lease or otherwise affect the obligations of Tenant hereunder; provided, however, in such event, Landlord shall continue to use commercially reasonable efforts to deliver possession of the Premises as soon thereafter as reasonably practicable, subject to the Landlord’s Work, Landlord Turnover Obligations and the Final Space Plan Addendum. Tenant and Landlord acknowledge and agree that the Final Floor Plan is still subject to mutual approval, as provided in Section 2, and that Tenant desires access to the anticipated Premises to ready the Premises for occupancy, including the preparation of working drawings for the Tenant’s Work. Subject to the Landlord’s Work, Landlord Turnover Obligations and the Final Space Plan Addendum, in the event Tenant is unable to access those areas on the fourth (4th) floor of the East Wing of the Building and the first (1st) Floor of the East Wing of the Building, which are anticipated to be the Premises within thirty (30) days of the Effective Date, Tenant will receive a day-for-day abatement of Rent (to be applied to Tenant’s payments of Rent following expiration of Rent Abatement Period) for each day of delayed access beyond said thirty (30) days. For all purposes of this Lease and subject to the provisions of the Work Letter, Landlord’s Work, Landlord Turnover Obligations, Tenant shall take possession of and accept the Premises in an “As Is” condition, without any warranty as to the condition thereof. No agreement or promise of Landlord, or their respective agents or employees to alter, remodel, decorate, clean, or improve the Premises or Project (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or Project has been made to or relied upon by Tenant, except as expressly set forth in the Work Letter and this Lease. Subject to the provisions of the Work Letter, Landlord’s Work, Landlord Turnover Obligations Tenant shall be deemed to have accepted possession of the Premises in its “as is” condition as of the Possession Date (provided that the foregoing shall not limit Landlord’s maintenance and repair obligations as described in Section 9(c) below).
(b)
Tenant’s Work. Tenant acknowledges that the Tenant’s Work as set forth in the Work Letter may not be completed by the Commencement Date, and that this circumstance shall not postpone the Commencement Date, or affect Tenant’s obligation to pay Rent, or make Landlord or its agents or contractors liable for any damage, loss, liability, or expense caused Tenant thereby. Subject to Landlord’s Work, Landlord Turnover Obligations and to Landlord’s obligations under Sections 8 and 9 of this Lease, Tenant shall, at its sole cost and expense, perform such work as may be necessary or desired by Tenant to improve the Premises for occupancy, all subject to and in accordance with the provisions of the Work Letter and this Lease, including, without limitation, the provisions of Section 14 hereof. All work referred to in this subparagraph, is hereinafter referred to as “Tenant’s Work”. Tenant shall retain its own general contractor for construction of the Tenant’s Work, which general contractor shall be subject to Landlord’s approval, as provided in Section 14 hereof and in the Work Letter. In connection with the performance of Tenant’s Work, Tenant and each of its contractors and vendors shall comply with the provisions of Section 14 (to the extent not inconsistent with the Work Letter) Subject to terms and provisions of this Lease and compliance with all terms and conditions for payment of the Allowance, if Landlord fails to pay any Tenant Allowance when the same is due, in addition to all other remedies at law or equity, Tenant shall have the right to set off such amount from Rent.
(c)
Beneficial Occupancy. Tenant may access, use and occupy all or any portion of the Premises prior to the Commencement Date, for the completion of Tenant’s Work, installation of Tenant’s furniture, fixtures, and equipment, or the conduct of Tenant’s business, which such access, use, and occupancy shall be upon all of the terms and conditions set forth in this Lease (including, without limitation, the Work Letter), except that Tenant shall not be obligated to pay any Rent attributable to the Premises for any period prior to the Commencement Date hereof, provided, however, that Tenant shall reimburse Landlord for the Electricity Rate, as defined below, and for any services Landlord provides in response to Tenant’s request for such services including, but not limited to, any janitorial, cleaning or other Building services at the Premises if such services are requested by Tenant.
(d)
Additional Landlord Obligations. Prior to the Commencement Date, and simultaneously in conjunction with Tenant’s Work, Landlord shall complete the Landlord’s Work and Landlord Turnover Obligations. Landlord shall be permitted access to the Premises to perform the Landlord’s Work and Landlord Turnover Obligations upon reasonable prior written notice to Tenant and shall use commercially reasonable efforts to minimize any disruption to the performance of Tenant’s Work and to reasonably cooperate with Tenant’s contractor(s) that are performing Tenant’s Work, subject to the requirements of Section 8(g). Notwithstanding anything to the contrary contained herein, if Landlord does not complete the Landlord’s Work and Landlord Turnover Obligations prior to the Commencement Date for any reason, then Tenant will receive a day-for-day abatement of Rent (to be applied to Tenant’s payments of Rent following expiration of Rent Abatement Period) for each day beyond the Commencement Date that Landlord’s Work or Landlord’s Turnover Obligations continues. Tenant shall notify Landlord of any patent or latent defects to the Landlord Turnover Obligations or Landlord’s Work within one (1) year of the Possession Date and upon receipt of any such notice, Landlord shall cure such patent or latent defect within a reasonable period of time. Failure by Tenant to provide notice of any such patent or latent defects to the Landlord Turnover Obligations and Landlord’s Work within such period shall be conclusive evidence that all of Landlord’s Turnover Obligations have been met and Landlord’s Work has been completed.

8.
SERVICES.
(a)
General Description of Services. So long as this Lease is in full force and effect, Landlord shall furnish the following services:
(i)
Air conditioning and heat when necessary to provide a temperature condition required, in Landlord’s reasonable judgment, for comfortable occupancy of the Building and Premises under normal business operations, which is +/- 4 degree of 71 degrees Fahrenheit, Monday through Friday from 7:00 A.M. to 6:00 P.M. and Saturdays from 8:00 A.M. to 1:00 P.M., Holidays excepted. Levels of heating and air conditioning (“HVAC”) are subject to adjustments pursuant to mandatory compliance by Landlord with Laws and guidelines relating to energy use.
(ii)
Domestic water in common with other tenants for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord within the core of the Building, and warm or tepid water in common with other tenants for lavatory purposes from the same regular Building supply and fixtures.
(iii)
Janitor and cleaning service in and about the Office Space and common areas of the Building as set forth in the cleaning specifications attached hereto as Exhibit E and supply public restroom supplies, common area lamp replacement, and window washing with reasonable frequency. Tenant acknowledges that Landlord shall not be required to provide any janitor or cleaning services to the (y) Warehouse Space, (except for the Requested Warehouse Janitorial, as defined below) or (z) any portions of the Premises used for Tenant eating facilities other than the normal and ordinary cleaning and removal of garbage, which special cleaning service shall include, without limitation, the removal of dishes and utensils; it being acknowledged that normal and ordinary cleaning service does not involve placing dishes, glasses and utensils in the dishwasher, cleaning any coffee pot or other cooking mechanism or cleaning the refrigerator or any appliance.
(iv)
Reasonable security for the Building, provided, Landlord makes no representation or warranty that the access system or any future system employed at the Building or Project to monitor access to the Building or Project will prevent unauthorized access to the Project, Building or the Premises or prevent theft, vandalism or other intentional malicious acts. To the maximum extent under Laws, Tenant hereby releases Landlord from any damages or liability relating to the Building or Project security. Tenant agrees that Tenant will be responsible for security of the Premises and the security and safety of Tenant Parties and all Tenant’s employees, invitees, officers, directors, contractors, subcontractors and agents within the Premises.
(v)
In addition to Landlord’s obligations contained in Section 9(c) below, operate, maintain, repair, replace, improve, and supply utilities and keep clean the Land and Building and all common areas, consistent with Class A office buildings in the suburban submarket of Chicago.
(vi)
Tenant may request from Landlord, upon at least twenty-four (24) hours advanced notice, that Landlord provide certain cleaning specifications listed in Exhibit E for the Warehouse Space (the “Requested Warehouse Janitorial”). Such notice for the Requested Warehouse Janitorial shall include an itemized list of which specific cleaning specifics listed on Exhibit E Tenant desires, and the location in the Warehouse Space for said cleaning services. In the event Landlord can accommodate such Requested Warehouse Janitorial, Tenant shall pay Landlord (or Landlord’s property manager) the cost of any Requested Warehouse Janitorial completed plus a coordination and management fee equal to ten percent (10%) of such cost, which shall be deemed Additional Rent, upon Landlord’s written demand, and due upon the next payable Rent payment.

(b)
Electricity. Electricity for the Premises and Tenant’s lights, outlets and incidental uses shall be billed separately to the Tenant as Additional Rent, at a rate of $1.25 per square foot of Rentable Area of the Premises, per year and billed monthly (“Electricity Rate”). Alternatively, Landlord, at its cost, may (i) separately meter all of, the Office Space and/or Warehouse Space, and, in such event, Tenant shall make all necessary arrangements with the utility company for paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof (whether directly to Landlord or to the applicable utility company), or (ii) separately sub-meter all of the Office Space and/or Warehouse Space and, in such event, Tenant shall make all necessary arrangements with the utility company for paying for electric current furnished by it to Tenant, and Tenant shall pay for all charges for electric current consumed on the Premises during Tenant’s occupancy thereof (whether directly to Landlord or to the applicable utility company). In the event Landlord separately meters or submeters the Premises, then Landlord shall be responsible for any meter or sub-meter installation costs in connection with the Premises. Tenant shall make no alterations or additions to the electric equipment or systems in the Premises or the Building without the prior written consent of Landlord in each instance. Tenant also agrees to purchase from Landlord or its agents, as Landlord shall direct, all lamps, bulbs, ballasts and starters used in the Premises during the Term at commercially reasonable prices. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the feeders to the Building or the risers or wiring installed thereon.
(c)
Telecommunications.
(i)
Telecommunication Services. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building or any other portion of the Project, for the installation and operation of telecommunications systems, including voice, video, data, Internet, Wi-Fi, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior consent, which consent shall not be unreasonably withheld, conditioned or delayed, but subject to the terms of this Lease and prior execution and delivery of an access agreement on Landlord’s standard form. Landlord may restrict and control access to telephone cabinets and rooms and Building systems and risers. Tenant may not use or access the Building Structure, Building systems, common area or roof of the Building for any of Tenant’s improvements for Telecommunication Services without Landlord’s prior written consent. Landlord reserves the right to reasonably restrict and control access to telecommunication cabinets. All providers of Telecommunications Services shall be required to comply with Rules and Regulations, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.
(ii)
Cable Installation. Tenant may install, maintain, replace and remove (collectively, the “ XE “Cable Work” Cable Work”) and use any communications or computer wires, cables, fibers, connections and related telecommunications equipment and/or other facilities for telecommunications (collectively, “ XE “Cable(s)” Cable(s)”) within or serving the Premises, provided: (1) Tenant shall obtain Landlord’s prior approval, which approval shall not be unreasonably withheld, delayed or conditioned, shall use an experienced, licensed and qualified contractor approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, and shall comply with provisions of this Lease and shall not interfere with the use of any then‑existing Cables within or serving the Building; (2) an acceptable number of spare Cables and space for additional Cables shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion; (3) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Cables therefor (including riser Cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation; (4) all Cable Work shall be performed pursuant to the standards as stated in Exhibit I attached hereto. Tenant will be responsible for and will pay all costs incurred in connection with the installation of Tenant’s Cables and related wiring in the Premises, including, without limitation, any hook-up, access and maintenance fees charged by third parties and related to the installation of such wires and cables in the Premises and the commencement of service therein, and for the maintenance thereafter of such Cable Work and such wire and cables. If Tenant fails to maintain all Cables and related wiring and infrastructure in the Premises or Building and such failure adversely affects or interferes with the operation or maintenance of any other telecommunication cables or related wiring in the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises, after reasonable prior notice (except in the case of an emergency when no notice will be required) and perform such repairs, restorations or alterations as Landlord reasonably deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord’s reasonable out-of-pocket costs in connection therewith.) Landlord may (but shall not have the obligation to): (i) install new Cables at the Building, (ii) create additional space for Cables at the Building, and (iii) reasonably direct, monitor and/or supervise the installation, maintenance, replacement and removal of the allocation and periodic re allocation of available space (if any) for, and the allocation of excess capacity (if any) on, any Cables now or hereafter installed at the Building by Landlord, Tenant or any other person.
(iii)
Cable Removal. Any and all Cables and other telecommunications equipment and other facilities for telecommunications transmission installed in the Premises or elsewhere in the Project by or on behalf of Tenant shall be removed prior to the expiration or earlier termination of the Term by Tenant at its sole cost or, at Tenant’s election, by Landlord at Tenant’s sole cost, with the cost thereof to be paid as Additional Rent. Landlord shall have the right, however, upon written notice to Tenant given no later than thirty (30) days prior to the expiration or earlier termination of the Term, to require Tenant to abandon and leave in place, without additional payment to Tenant or credit against Rent, any or all of Tenant’s Cables and related infrastructure, or select components thereof, whether located in the Premises or elsewhere in the Project. Tenant shall not, without the prior consent of Landlord in each instance (which may be withheld in Landlord’s sole discretion), grant to any third party a security interest in, or lien on, any Cables, and any such security interest or lien granted without Landlord’s consent shall be null and void. This Section 8(c) is solely for Tenant’s benefit, and no one else shall be considered a third party beneficiary of these provisions.
(d)
Extra or Additional Services. Tenant may request Landlord (and/or Landlord’s property manager) to provide services which are extra or additional services to those described in Section 8(a), by delivery to Landlord of an advance written request therefor. If Landlord or its property manager, at either such party’s discretion, shall agree to so provide any such services which are extra or in addition to those services described in Section 8(a), Tenant shall pay for any such extra or additional services so provided by Landlord or its property manager at Landlord’s or its property manager’s then-current established rates therefor from time to time, or if there are no established rates, the current after-hours HVAC charges as of the date of this Lease being $100.00 per hour, provided, however, such charges are subject to change from time to time. All charges for any such extra or additional services so provided by Landlord or its property manager shall be due and payable within thirty (30) days after Tenant receives Landlord’s (or Landlord’s property manager’s) bill therefor, or in installments as may be designated by Landlord (and/or Landlord’s property manager, if applicable) to Tenant in writing. If Tenant fails to pay when due Landlord’s (or

Landlord’s property manager’s) proper charges for any such extra or additional services, Landlord (and/or Landlord’s property manager, if applicable) shall have the right, in addition to all other rights and remedies available to such party, to discontinue furnishing any such extra or additional services for which Tenant has failed to pay. If Landlord (and/or Landlord’s property manager, if applicable) discontinues any such extra or additional services as provided in this Section 8(d), no such discontinuance shall be deemed an eviction or disturbance of Tenant’s use of the Premises or render Landlord or Landlord’s property manager liable for damages or relieve Tenant from performance of Tenant’s obligations under this Lease.
(e)
Holidays. For purposes of this Section 8, “Holidays” means New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day Christmas Day, Martin Luther King, Jr. Day and any other day recognized as a holiday designated by the federal government from time to time when most non-military federal government employees are not required to work..
(f)
Interruption of Services. Tenant agrees that neither Landlord, nor any of Landlord’s constituent members, shareholders, officers, or directors, nor any of their respective agents, partners or employees (including, without limitation, Landlord’s property manager), shall be liable for damage or injury to person, property or business or for loss or interruption of business, or for any other matter, in the event there is any failure, delay, interruption or diminution in furnishing any service, or in the event there is any other interruption or interference with the Tenant’s ability to conduct business in the Premises on account of Landlord entry to the Premises to perform any work as permitted hereunder, including but not limited to, such work pursuant to Sections 8(g), 9(c), and 13 below. No such failure, delay, interruption or diminution shall be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises, in whole or in part, actual or constructive, nor entitle Tenant to any claim for set-off, abatement or reduction of Rent, nor render Landlord or Landlord’s property manager liable for damages, nor relieve Tenant from the performance of or affect any of Tenant’s obligations under this Lease. Landlord shall use commercially reasonable efforts to minimize any such failure, delay, interruption or diminution. Notwithstanding the foregoing, in the event that there is an interruption to any service Landlord is to provide under this Lease, and such interruption continues for three (3) consecutive business days, then Rent shall abate from the fourth (4th) consecutive business day of such interruption until such service is restored.
(g)
Tenant's Cooperation. Tenant agrees to reasonably cooperate fully with Landlord, at all times, in abiding by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of all utilities and services reasonably necessary for the operation of the Premises or the Project Landlord and its contractors shall have free access to any and all mechanical installations in the Premises, and Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with the moving of the servicing equipment of Landlord to or from the enclosures containing said installations; provided, however, that, except in the case of an emergency and except in the case of entry in connection with the provision of routine services to be performed by Landlord hereunder, Landlord shall give Tenant twenty-four (24) hours’ prior written notice of entry to the Premises for such purpose, and at all times during any such entry Landlord will use reasonable efforts to minimize unreasonable interference with the conduct of Tenant’s business, and provided that Tenant shall have the right to have a representative present during any such entry (except in case of emergency). Tenant further agrees that neither Tenant nor its employees, agents, licensees, invitees or contractors shall at any time tamper with, adjust or otherwise in any manner adversely affect Landlord’s mechanical installations in the Premises or the Project.
(h)
Supplemental Heating or Cooling. Whenever, in Landlord’s reasonable judgment, Tenant’s use or occupation of the Premises, including lighting, personnel, heat generating machines or equipment, or airborne emissions of smoke or other particulates, individually or cumulatively, causes the design loads for the system providing heat and air-cooling to be exceeded, or otherwise adversely affects the temperature, humidity or air quality otherwise maintained by the heating, ventilating and air handling or conditioning system in the Premises or the Building, then, after Landlord has first provided Tenant with a reasonable period of advance notice (and, in any event, at least fifteen (15) days’ notice) to cure such condition (provided that no such notice or cure period shall be required in the case of an emergency), Landlord and/or Landlord’s property manager may, but shall not be obligated to, temper such excess loads by installing supplementary heating or air handling or conditioning units in the Premises or elsewhere where necessary. In such event, the cost of such units and the expense of installation, including, without limitation, the cost of preparing working drawings and specifications, plus five percent (5%) of such cost as an overhead and supervision fee, shall be paid by Tenant to Landlord or Landlord’s property manager (as the case may be) within ten (10) days after such party’s written demand therefor. Alternatively, Landlord may require Tenant to install such supplementary heating or air handling or conditioning units at Tenant’s sole expense. Landlord may operate and maintain any such supplementary units, but shall have no continuing obligation to do so or liability in connection therewith. The expense resulting from the operation and maintenance of any such supplementary heating or air handling or conditioning units, including utility charges, charges for condenser water, repair costs, labor costs and rent for space occupied by any supplementary heating or air handling or conditioning units installed in Rentable Area outside the Premises, shall be paid by Tenant to Landlord or Landlord’s property manager at rates fixed by such party. Alternatively, Landlord may require Tenant to operate and maintain any such supplementary units, also at Tenant’s sole expense. Landlord acknowledges that Tenant anticipates installing the Tenant Supplemental HVAC, as defined below. Subject to Section 14, in the event that Tenant obtains approval from Landlord to install supplemental heating and cooling equipment in the Premises (as provided in Section 14 or in the Work Letter), which approval, in either case, shall not be unreasonably withheld, conditioned or delayed (the “Tenant Supplemental HVAC”), and Tenant provides written notice to Landlord that it desires that the Supplemental HVAC be separately metered, or sub-metered, as applicable, then Landlord agrees to use commercially reasonable efforts to accomplish the same, provided, all (i) metering and sub-metering, as applicable, and (ii) installation of the Tenant Supplemental HVAC, are each at Tenant’s sole cost and expense.
(i)
Access. Tenant and its employees shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to Rules and Regulations, matters of the kinds referred to in Section 28(j) hereof, and orders of governmental authorities.
9.
CONDITION AND CARE OF PREMISES.
(a)
Condition of Premises. Subject to Landlord’s Work and the Landlord Turnover Obligation Tenant’s taking possession of the Premises or any portion thereof shall be conclusive evidence against Tenant that such portion of the Premises was then in good order and satisfactory condition. Tenant acknowledges that, except as expressly set forth herein, the Premises shall be accepted by Tenant in its “as is” condition, and that no promise by or on behalf of Landlord, any of Landlord’s constituent members, the leasing agent of the Project or any of their respective agents, partners or employees, to alter, remodel, improve, repair, decorate or clean the Premises has been made to or relied upon by Tenant, and that no representation respecting the condition of the Premises or the Project by or on behalf of Landlord, its constituent members, or any of their respective agents, partners or employees has been made to or relied upon by Tenant, except to the extent expressly set forth in this Lease.
(b)
Tenant’s Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Tenant, at its expense, shall (i) keep the Premises (including all Tenant Alterations) in good order, repair and condition at all times during the Term, (ii) promptly and adequately repair all damage to the Premises, including damage to interior windows and to any portion of the Building air conditioning, heating, electrical and plumbing systems which (i) are Tenant Repair Items, as defined below, or (ii) are caused by Tenant or its contractors, agents, employees or invitees and (iii) keep the Warehouse Space in a clean condition according to the applicable Laws (collectively, the “Maintenance Activities”). As used herein, “Tenant Repair Items” shall mean any and all air conditioning, mechanical systems, heating, electrical and plumbing systems installed by Tenant. Tenant shall give prompt notice to Landlord of any material repair, maintenance or replacement items required under this Section 9(b). All work with respect to any such maintenance, repair or replacement shall be performed within a reasonable period after the need for such action arises and shall be subject to the provisions of Section 14 hereof. Any additional or required special cleaning (i.e. other than the services expressly provided in Section 8(a)(iii)) and any cleaning or janitorial services to the Warehouse Space is the sole responsibility and shall be at the sole cost of the Tenant, provided that Tenant must utilize Landlord’s designated cleaning vendors in connection with such special cleaning pursuant to a separate agreement between Tenant and such vendors. If Tenant has not made or commenced making If Tenant has not made such repairs promptly (or immediately in the event of an emergency), Landlord (or Landlord’s property manager) may, upon prior reasonable written notice to Tenant (except in the event of an emergency when no such notice shall be required), in its sole discretion, elect to effect such repairs, and, in such case, Tenant shall pay Landlord (or Landlord’s property manager) the cost thereof plus a coordination and management fee equal to ten percent (10%) of such cost, upon such party’s written demand.
(c)
Landlord’s Repairs. Subject to the provisions regarding fire and other casualty losses set forth in Section 17 hereof, Landlord shall, at its sole cost and expense and subject to no pass through to Tenant, Landlord shall (i) keep the foundations, roofs, exterior walls, exterior glass, structural elements of the Building, the Building’s plumbing and wiring, grounds and landscaping, and the common, parking and public areas, exclusive of the Premises and other tenant spaces occupied by or under the control of tenants, in good order, repair and condition at all times during the Term, and (ii) keep in good order, condition and repair all outside windows of the Premises and the elevator, electrical, plumbing, heating, ventilating and air conditioning systems servicing the Premises (other than as set forth in Section 9(b) above). Notwithstanding the foregoing, (A) Landlord shall not be responsible for the maintenance or repair of any floor or wall coverings in the Premises or any of such systems which are located within the Premises and are supplemental or special to the Building’s standard systems; and (B) subject to Section 16(a) hereof, the cost of performing any of said maintenance or repairs, whether to the Premises or to the Building, caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, shall be paid by Tenant promptly upon Landlord’s written demand therefor. Upon 24 hours’ prior notice to Tenant (except in the case of an emergency, where no such notice shall be required), and so long as Landlord uses good faith efforts to maintain reasonable access to the Premises and to minimize unreasonable interference with the conduct of Tenant’s business, Landlord may, but shall not be required to, enter the Premises at all reasonable times to make repairs, alterations, improvements and additions to the Premises or to the Building or to any equipment located in the Building as Landlord shall desire or deem necessary or as Landlord may be required to make by governmental authority or court order or decree.
(d)
No Rights to Light, Air or View. This Lease does not grant any rights to light, air or view over or about the real property of Landlord or any other real property. Landlord specifically excepts and reserves to itself all rights to and the use of any roofs, the exterior portions of the Premises, the land, improvements and air and other rights below the improved floor level of the Premises, the improvements and air and other rights above the improved ceiling of the Premises, the improvements and air and other rights located outside the demising walls of the Premises, and such areas within the Premises as are required for installation of utility lines and other installations required to serve the Building or any occupants of the Building, and Landlord specifically reserves to itself the right to use, maintain and repair same, and no rights with respect thereto are conferred upon Tenant, unless otherwise specifically provided herein.
(e)
Hazardous Substances. Tenant shall comply, at its sole expense, with all Laws relating to the protection of public health, safety and welfare and with all environmental Laws in the use, occupancy and operation of the Premises. Tenant agrees that no Hazardous Substances (as hereinafter defined) shall be used, located, stored or processed on the Premises or be brought into the Building by Tenant, and no Hazardous Substances will be released or discharged from the Premises (including, but not limited to, ground water contamination). The term “Hazardous Substances” shall mean and include all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCB’s, asbestos and raw materials that include hazardous constituents or any other similar substances or materials that are now or hereafter included under or regulated by any environmental Laws or that would pose a health, safety or environmental hazard, provided that the following shall not be deemed Hazardous Substances so long as they are used, located, stored, processed and/or or disposed of in accordance with all applicable Laws: (i) products containing small quantities of Hazardous Substances (such as aerosol cans containing insecticides, toner for copiers, paints, household cleaners, office supplies, janitorial supplies, and the like); and (ii) any other materials containing hazardous substances which are used by Tenant in the ordinary course of its business in connection with the Use . In the event that Tenant is notified of any investigation or violation of any environmental Law arising from Tenant’s activities at the Premises, Tenant shall promptly deliver to Landlord a copy of such notice. In such event or in the event Landlord reasonably believes that a violation of environmental Law exists, Landlord may conduct such tests and studies relating to compliance by Tenant with environmental Laws or the alleged presence of Hazardous Substances upon the Premises as Landlord deems desirable, all of which shall be completed at Tenant’s expense. Landlord’s inspection and testing rights are for Landlord’s own protection only, and Landlord has not, and shall not be deemed to have, assumed any responsibility to Tenant or any other party for compliance with environmental Laws, as a result of the exercise or non-exercise of such rights. Tenant shall indemnify, defend, protect and hold harmless Landlord and all of Landlord’s constituent members, and its and their respective officers, directors, members, shareholders, partners, agents, employees, successors and assigns (collectively, the “Landlord Parties”), from and against any and all loss, claim, expense, liability and cost (including attorneys’ fees) arising out of or in any way related to the presence of any Hazardous Substance introduced to the Premises during the Term by Tenant or any of Tenant’s contractors, agents, employees, or invitees, or any other party acting through, on behalf of, or with the permission of Tenant.
(f)
Americans with Disabilities Act. Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.), the Illinois Environmental Barriers Act, (410 ILCS 25/1, et seq.) and other similar regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for business operations, accessibility and barrier removal. The parties hereby agree that: (i) Landlord shall be responsible for ADA Title III compliance in the common areas of the Building (unless any alterations or improvements to the common areas are required as a result of Tenant’s specific use of the Premise or any alterations or improvements made by Tenant, in which case any required alterations or improvements to the common areas shall be made at Tenant’s sole cost and expense), and (ii) Tenant shall be responsible for ADA Title III compliance in the Premises to the extent pertaining to Tenant’s particular use thereof, and including any leasehold improvements or other work to be performed in the Premises by or on behalf of Tenant under or in connection with this Lease. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant’s employees.
(g)
Intentionally Omitted.
(h)
Roof. Notwithstanding Section 8(c)(i), Landlord agrees that Tenant may install, maintain and replace from time to time such equipment for testing purposes, in a location reasonably designated by Landlord, the height and width of such devices to be reasonably acceptable to Landlord (hereinafter, the “Roof Equipment”) on the roof of the Building free of charge, subject to the following: (a) applicable Laws; (b) Landlord’s reasonable approval of the plans and specifications for the Roof Equipment and all connecting cables from the roof of the Building to the Premises; (c) compliance with the conditions of any roof bond maintained by Landlord on the Premises; (d) the Roof Equipment not being visible at street level, and (e) the Roof Equipment not interfering with any then-existing equipment or other antenna(s) on the roof of the Building. Tenant shall have reasonable access to the portion of the roof where the Roof Equipment is located at such reasonable times and subject to the Rules and Regulations, approved by

Landlord. Tenant shall be responsible for the repair of any damage to any portion of the Building caused by Tenants installation, use or removal of the Roof Equipment. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including without limitation reasonable attorneys’ fees) imposed upon or incurred by or asserted against Landlord arising out of Tenants installation, maintenance, use or removal of the Roof Equipment, which indemnity shall survive the expiration or earlier termination of the Lease.
10.
SURRENDER OF PREMISES.
(a)
Surrender. Upon the expiration of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall surrender possession of the Premises to Landlord and deliver all keys, computer cards or codes and other entry devices to the Premises to Landlord and make known to Landlord the combinations of all locks of vaults then remaining in the Premises, and shall, subject to the following subparagraphs, return the Premises and all equipment and fixtures of Landlord therein to Landlord in broom clean and substantially the same condition as when Tenant originally took possession, except for ordinary wear and tear, and except for loss or damage by fire or other insured casualty or condemnation (to the extent Tenant is not required to restore pursuant to Section 17 of this Lease), failing which Landlord may restore the Premises and such equipment and fixtures to such condition, and Tenant shall pay the cost thereof to Landlord promptly following written demand.
(b)
Ownership of Improvements. All installations, additions, partitions, hardware, fixtures and improvements, temporary or permanent (including Tenant Alterations), except movable furniture and equipment and other personal property or trade fixtures belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall, upon the expiration or termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, become Landlord’s property and shall remain upon the Premises, all without compensation, allowance, or credit to Tenant; provided, however, that if at the time Landlord consents to Tenant’s installation of Tenant Alterations or other installations, additions, partitions, hardware, fixtures and improvements or at any other time prior to expiration or termination of this Lease or Tenant’s right to possession, Landlord requires removal of the same upon such expiration or termination and specifies the same in writing to Tenant, then Tenant, at Tenant’s sole cost and expense, upon expiration or termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, shall promptly remove such designated items, and Tenant shall thereafter repair any damage to the Premises or the Project caused by such removal, failing which Landlord may remove the same and repair the Premises or the Project, as the case may be, and Tenant shall pay the cost thereof to Landlord on written demand. Without limitation of the foregoing, if any of the Tenant Alteration involved the lowering or removal of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant, at Landlord's request, shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. Tenant’s failure to perform any work described in this Section 10 on or before the expiration or termination of this Lease or Tenant’s right of possession hereunder, shall, without limitation on other rights or remedies available to Landlord, give rise to the right of Landlord to perform such work, and Tenant shall pay the costs thereof to Landlord on written demand.
(c)
Removal of Personal Property. Upon the expiration or termination of this Lease by lapse of time or otherwise or upon the earlier termination of Tenant’s right of possession, Tenant shall remove from the Premises Tenant’s furniture, machinery, safes and other items of movable personal property of every kind and description and Tenant’s trade fixtures, and Tenant shall restore any damage to the Premises or the Project caused thereby (such removal and restoration to be performed prior to the expiration of the Term or earlier termination of this Lease or Tenant’s right of possession), failing which Landlord may do so and thereupon the provisions of Section 19(b)(v) shall apply; provided, however, if this Lease or Tenant’s possession terminates prior to the originally stated Expiration Date, Tenant may not, without Landlord’s prior written consent, remove any of its furniture, trade fixtures or other personal property for which Landlord paid or gave Tenant an Allowance, in whole or in part, in which case, at Landlord’s election, such property shall be deemed to have been conveyed to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.
(d)
Survival. Without limitation of any other obligations of Tenant which shall survive the expiration or termination of this Lease, all obligations of Tenant under this Section 10 shall survive the expiration or earlier termination of this Lease.
11.
HOLDING OVER. If Tenant retains possession of the Premises or any part thereof after the expiration or termination of the Lease, and Tenant does not provide the Holdover Notice, as provided below, by lapse of time or otherwise or after the earlier termination of Tenant’s right of possession, Tenant shall pay to Landlord as Rent during such holdover period an amount equal to one hundred fifty percent (150%) of the Rent on a per diem basis (the “Holdover Rent”). In addition to and without limiting any other rights and remedies which Landlord may have on account of such holding over by Tenant, Tenant shall indemnify, defend (by counsel selected by Landlord) and hold harmless Landlord from and against any and all direct (but not consequential) damages suffered by Landlord on account of the holding over by Tenant beyond any timely elected Holdover Period (as defined below) by Tenant, including any damages and claims by tenants entitled to possession of the Premises. No occupancy by Tenant after the expiration or other termination of this Lease shall be construed to extend the Term. The provisions of this Section 11 shall not be deemed to limit or constitute a waiver of any rights or remedies of Landlord as provided herein or at law or equity. Provided Tenant is not in Default under this Lease, Tenant shall have one (1) option to extend the Term for up to three (3) additional calendar months after the end of the Term (the “Holdover Period”) by providing written notice to Landlord (the “Holdover Notice”), which Holdover Notice shall be given not later than six (6) months prior to the expiration of the Term (as the same may be extended), TIME BEING OF THE ESSENCE. In such event, the Holdover Rent shall not apply for the Holdover Period. Tenant shall have the right to terminate any Holdover Period upon thirty (30) days’ prior written notice to Landlord.
12.
RULES AND REGULATIONS. Tenant agrees to observe and not to interfere with the rights reserved to Landlord contained in Section 13 hereof and elsewhere in this Lease and agrees, for itself, its employees, agents, invitees, licensees and contractors, to accept and comply with the rules and regulations set forth in Exhibit D attached to this Lease (collectively, “Rules and Regulations”), and elsewhere in this Lease, and such other rules and regulations as may be adopted from time to time by Landlord pursuant to Section 13(o) or any other applicable section of this Lease. Rules and Regulations and all other rules and regulations made in accordance with this Lease are intended and shall be construed to supplement and not limit or restrict in any way any of Landlord’s rights or Tenant’s obligations contained in Section 13 or any other Section of this Lease. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce any of Rules and Regulations or the terms, covenants or conditions of any other lease against any other tenant or any other person.
13.
RIGHTS RESERVED TO LANDLORD. Landlord reserves and shall have the following rights, each of which shall, unless expressly provided otherwise, be exercisable without notice and without liability of Landlord, its constituent members, or any of their respective agents, partners or employees, to Tenant for damage or injury to property, person or business or for loss or interruption of business, or for any other matter, and without effecting an eviction or disturbance of Tenant’s use or possession, in whole or in part, actual or constructive, or giving rise or entitling Tenant to any claim for set-off, abatement or reduction of Rent or relieving Tenant from the performance of or affecting any of Tenant’s obligations under this Lease:

(a)
To change the name or, upon not less than forty-five (45) days’ notice, the street address of the Building.
(b)
To install and maintain or remove signs on the exterior and interior of the Building and the Project.
(c)
To prescribe the location and style of the suite number and identification sign or lettering for the Premises.
(d)
To retain at all times, and to use in appropriate instances, pass keys and other entry devices for all doors into and within the Premises.
(e)
To grant to anyone the right to conduct any business or render any service in any part of the Project, so long as such business or services is not reasonably expected to materially interfere with Tenant’s use of the Premises.
(f)
To enter the Premises for supplying janitor service or other services to be provided to Tenant hereunder, or in the exercise of Landlord’s rights hereunder, and upon 24 hours prior notice (except for routine services to be performed by Landlord hereunder, or where this Lease otherwise permits entry without notice or in the event of an emergency, in which case immediate entry shall be permitted) for other reasonable purposes.
(g)
To require all persons entering or leaving the Project or any part thereof during such hours as Landlord may from time to time reasonably determine to identify themselves to security personnel by registration or otherwise and to establish their right to enter or leave in accordance with Landlord’s security controls. Landlord shall not be liable in damages or otherwise for any error with respect to admission to or eviction or exclusion from the Project or any part thereof of any person. Notwithstanding anything contained herein to the contrary, in case of fire, casualty, invasion, insurrection, mob, riot, act of terrorism, act(s) of god, declared state of emergency, civil disorder, public excitement or other commotion, or threat thereof, Landlord reserves the right to limit or prevent access to the Project or any part thereof during the continuance of the same, halt elevator service, activate elevator emergency controls, or otherwise take such action or preventive measures reasonably deemed necessary by Landlord for the safety or security of the tenants or other occupants of the Project or the protection of the Project and the property in or about the Project. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord from time to time.
(h)
To control, restrict and prevent access to any areas of the Project, provided that reasonable access to the Premises, common areas and parking areas shall be maintained.
(i)
To rearrange, relocate, enlarge, reduce or change corridors, exits, elevators, stairs, lavatories, doors, entrances in or to the Building, and to decorate and to make repairs, alterations, additions and improvements, structural or otherwise, in or to the Land or the Project or any part thereof, including the Premises, and any adjacent building, land, street or alley, including for the purpose of connection with or entrance into or use of the Land or the Project in conjunction with any adjoining or adjacent building or buildings or pedestrian ways, now existing or hereafter constructed, provided that Landlord maintains reasonable access to the Premises, common areas and parking areas and minimizes interference with the conduct of Tenant’s business and provided that Tenant is still able to use the Premises for the intended purpose and utilize its other rights granted hereunder (e.g., parking rights). In that regard, Landlord may erect scaffolding and other structures reasonably required by the character of the work to be performed, and during such operations to enter upon the Premises upon reasonable prior notice (which may be oral notice) and take into and upon or through any part of the Project, excluding the Premises (unless reasonably required, and in such event, Landlord shall provide a minimum of forty-eight hours advanced notice to Tenant), all materials that may be required to do such work or make such decorations, repairs, alterations, improvements or additions, and in connection with any of the foregoing, to temporarily close public entryways, other public spaces, stairways or corridors and interrupt or temporarily suspend any services or facilities agreed to be furnished by Landlord. Except in the case of an emergency(ies), Landlord shall use commercially reasonable efforts to (i) minimize any access to the Premises during ordinary bustiness hours and (ii) endeavor to make any such decorations, repairs, alterations, improvements and additions in the Premises outside of ordinary business hours. Landlord may, at its option, do any such work and make any such decorations, repairs, alterations, improvements and additions in and about the Project during ordinary business hours and, if Tenant desires to have the same done during other than ordinary business hours, Tenant shall pay all overtime and additional expenses resulting therefrom.
(j)
To establish controls for the purpose of regulating all property and packages to be taken into or removed from the Building and Premises.
(k)
To regulate delivery of supplies and services in order to ensure the cleanliness and security of the Project and to avoid congestion of the loading docks, receiving areas and freight elevators.
(l)
To approve the weight, size and location of safes, vaults, books, files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the design live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises without the prior written consent of Landlord.
(m)
To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term or to prospective mortgagees, ground lessors or purchasers of the Land or Building or both upon at least twenty-four (24) hours’ notice to Tenant (and Tenant shall have the right to have a Tenant representative present) and, if vacated or abandoned, to show the Premises to prospective tenants at any time and to demolish, alter, remodel or otherwise prepare the Premises for re-occupancy.
(n)
To erect, use and maintain concealed pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises, in walls, below the floor and above the suspended ceiling.
(o)
From time to time to amend the Rules and Regulations for the use, entry, operation or management of the Premises or the Project or for the protection or welfare of the Project or its tenants or occupants, or any property therein, as Landlord may reasonably determine, and Tenant agrees to accept, abide by and comply such reasonable amendments to the Rules and Regulations of which Tenant has received written notice. If any such rules and regulations conflict with any rights expressly granted to Tenant under the terms and provisions of this Lease, the terms and provisions of this Lease shall control.
(p)
To designate and/or approve, prior to installation, all types of window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises.
(q)
To have access for Landlord and other tenants of the Building to any mail chute and boxes located in or on the Premises as required by any applicable rules of the Building or of the United States Post Office.

14.
ALTERATIONS.
(a)
Consent; Conditions. Except for the Permitted Alterations, as hereinafter defined, Tenant shall not perform any Tenant Alterations without first obtaining the prior written consent of Landlord, which shall not unreasonably be withheld, conditioned, or delayed. Without limitation on the foregoing, Landlord may impose such conditions with respect to Tenant Alterations as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish to Landlord for its approval prior to commencement of any work or entry by Tenant’s contractors into the Premises or the Building, security for the payment of all costs to be incurred in connection with any such Tenant Alterations, insurance against liabilities which may arise out of the Tenant Alterations, and plans and specifications and permits necessary for the Tenant Alterations.
(b)
Permitted Alterations. Tenant shall have the right at any time during the Term, without needing Landlord's prior written consent, to make cosmetic, non‑material and non‑structural alterations to the Premises which cost shall not exceed Twenty-Five Thousand Dollars ($25,000) in any one calendar year (the “Permitted Alterations”). Tenant shall provide advanced written notice to Landlord of any Permitted Alterations no later than thirty (30) days before making any Permitted Alterations. Notwithstanding the foregoing, Tenant shall make no Alterations to the Premises (i) which will adversely impact the Building's mechanical, electrical or heating, ventilation or air conditioning systems, or (ii) which will adversely impact the structure of the Building, or (iii) which are visible from the exterior of the Premises or (iv) which will result in the penetration or puncturing of the roof or floor, without first obtaining Landlord's prior written consent or approval to such Alterations, not to be unreasonably withheld, conditioned or delayed).
(c)
Contractors. Tenant Alterations shall be done at Tenant’s expense by agents or contractors hired by Tenant who are reasonably acceptable to Landlord and whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants, contractors or service providers at the Building, or at Landlord’s election, by Landlord’s employees or contractors hired by Landlord. Before employing any such contractors, Tenant shall submit to Landlord the names and addresses of such contractors.
(d)
Costs; Mechanic Liens. Tenant shall promptly pay the cost, when due, of all Tenant Alterations. In addition to the cost of such Tenant Alterations, Tenant shall also pay to Landlord or to Landlord’s property manager or other designated agents, as Landlord shall direct, an amount equal to seven percent (7%) of all of the costs of all Tenant Alterations that are not cosmetic, as a coordination and management fee allocable to the Tenant Alterations. Upon completion of any Tenant Alterations, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services and materials sufficient to waive all rights to liens under the Illinois Mechanic’s Lien law arising from the work done. Tenant shall not permit any lien or claim for lien of any mechanic, labor or supplier or any other lien to be filed against the Building, the Land or the Premises or any part thereof, arising out of any Tenant Alterations or other work performed or alleged to be performed, by or at the direction of Tenant. If any such lien or claim for lien is filed, Tenant shall, within ten (10) days of receiving notice of such lien or claim, (i) have such lien or claim for lien released of record, or (ii) deliver to Landlord a bond or other security in form, content, and amount satisfactory to Landlord relative to such lien or claim for lien (whereupon, in the case of this subclause (ii), Tenant shall thereafter diligently contest such lien or claim for lien). Without limitation of the foregoing, Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Parties from and against any such lien or claim for lien, and the foreclosure or attempted foreclosure thereof, and Tenant shall cause any such lien to be released of record, in any event, prior to final enforcement thereof. If Tenant fails to take the actions described in subclause (i) or subclause (ii) above, then Landlord or Landlord’s property manager, without investigating the validity of such lien or claim for lien, may pay or discharge the same, and Tenant shall, as payment required therefor hereunder, reimburse Landlord or Landlord’s property manager promptly upon written demand for the payment so made by Landlord or Landlord’s property manager, including Landlord’s or Landlord’s property manager’s expenses and attorneys’ fees related thereto.
(e)
General. Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the other Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising in connection with any Tenant Alterations. All Tenant Alterations done by Tenant or its contractors, including work done pursuant to Section 9, shall be performed in a first-class, workmanlike manner using only good grades of materials and shall comply with all insurance requirements of Landlord and all Laws. Within thirty (30) days after substantial completion of any Tenant Alterations (except Permitted Alterations) by or on behalf of Tenant, to the extent available, Tenant shall furnish to Landlord, in both electronic form and in hard copy, “as built” drawings of such Tenant Alterations. All Tenant Alterations shall be performed in accordance with Construction Rules (as hereinafter defined). In no event shall any supervision or right to supervise by Landlord, nor shall any approvals given by Landlord hereunder, constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of the Tenant Alterations, or impose any liability upon Landlord in connection with the performance of such work.
15.
ASSIGNMENT AND SUBLETTING.
(a)
Prohibitions. Subject to a Permitted Transfer as provided in Section 15(i), Tenant shall not, either prior or subsequent to the commencement of the Term, (i) assign, transfer, mortgage, pledge, hypothecate or encumber or subject to or permit to exist upon or be subjected to any lien or charge, this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or Tenant’s interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Section 6 of this Lease or by anyone other than Tenant and Tenant’s employees, without first obtaining Landlord’s prior written consent in accordance with this Section 15. Subject to a Permitted Transfer as provided in Section 15(i) and the terms of this Section 15, Landlord’s consent to any assignment or subletting shall not be unreasonably withheld, conditioned, or delayed. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, except as provided by law, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings, except as provided by law. Any of the foregoing performed or attempted in violation of the provisions of this Section shall be null and void.
(b)
Continuing Liability. No assignment, subletting, use, occupancy, transfer or encumbrance by Tenant shall operate to relieve Tenant from any covenant, liability or obligation under this Lease except to the extent, if any, expressly provided for in any such written consent of Landlord to the foregoing, and none of the foregoing, and no consent to any of the foregoing, shall be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent to any subsequent assignment, subletting, use, occupancy, transfer or encumbrance. Tenant shall pay all reasonable costs, charges and expenses incurred by Landlord or Landlord’s property manager, including, without limitation, reasonable attorneys’ fees and expenses, incurred in connection with any assignment, subletting, use, occupancy, transfer or encumbrance made or requested by Tenant.
(c)
Notice of Proposed Assignment or Sublease. Tenant shall, by notice in writing, advise Landlord of its intention from, on and after a stated date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after the date of the giving of Tenant’s notice to Landlord) to assign this Lease or sublet all or any part of the Premises for the balance or any part of the Term. Tenant’s notice shall include the name and address of the proposed assignee or subtenant, a true and complete copy of the proposed assignment or sublease and sufficient information, as Landlord deems reasonably necessary, to permit Landlord to determine (i) the financial responsibility and character and the nature of the business of the proposed assignee or subtenant, and (ii) whether Landlord has the right under this Lease to withhold consent to the proposed assignment or sublease.
(d)
Grounds for Withholding Consent. Landlord will not unreasonably withhold or delay its consent to Tenant’s assignment of this Lease or subletting the space covered by Tenant’s notice. Landlord shall not be deemed to have unreasonably withheld its consent to a proposed assignment of this Lease or to a proposed sublease of part or all of the Premises if its consent is withheld because: (i) Tenant is then in Default under this Lease; (ii) any notice of termination of this Lease or termination of Tenant’s right of possession has been given under Section 19; (iii) either the portion of the Premises which Tenant proposes to sublease, or the remaining portion of the Premises, or the means of ingress or egress to either the portion of the Premises which Tenant proposes to sublease or the remaining portion of the Premises is of such nature that it will violate any applicable Laws, is of such accessibility, size or irregular shape so as not to be suitable for normal renting purposes as space on a multi-tenant floor within the Building; (iv) the proposed use of the Premises by the proposed assignee or subtenant is not permitted by the terms of this Lease, or will violate any applicable Laws, will impose any obligation upon Landlord or materially increase Landlord’s obligations under or cost of compliance with any Laws, or will violate any exclusive right Landlord has granted or contemplates granting in the future to any tenant of any part of the Project; (v) in the reasonable judgment of Landlord the proposed assignee or subtenant is of a character or is engaged in a business which would be deleterious to the reputation of the Project, Landlord or any of the constituent members of Landlord; (vi) in the reasonable judgment of Landlord, the proposed assignee or subtenant is not sufficiently financially responsible to perform its obligations under the proposed assignment or sublease; (vii) the proposed assignee or subtenant is a government (or subdivision or agency thereof); or (viii) the proposed assignee or subtenant is an occupant (or affiliate thereof) of the Building or is a person or entity (or affiliate thereof) Landlord is then dealing with or has dealt with during the prior nine (9) months with regard to leasing of space in the Building; provided, however, that the foregoing are merely examples of reasons for which Landlord may withhold its consent and shall not be deemed exclusive of any permitted reasons for reasonably withholding consent, whether similar or dissimilar to the foregoing examples, and Landlord may consider all relevant reasonable factors in determining whether to give or withhold its consent. Tenant agrees that all advertising by Tenant or on Tenant’s behalf with respect to the assignment of this Lease or subletting of any part of the Premises must be reasonably approved in writing by Landlord prior to publication.
(e)
Excess Rent Payment. If Tenant (as Tenant or debtor-in-possession) shall assign this Lease or sublet the Premises, or any part thereof, at a rental or for other consideration in excess of the Rent or pro rata portion thereof due and payable by Tenant under this Lease after deducting any reasonable third-party costs associated with such assignment or sublease, including but not limited to any tenant improvements, allowances, reasonable attorneys’ fees, commissions, rent abatement, etc., then Tenant shall pay to Landlord as additional Rent fifty percent (50%) of any such excess rent or other consideration promptly upon receipt under any such assignment or, in the case of a sublease, on the later of the first day of each month during the term of any sublease, or the day of receipt from such subtenant, fifty percent (50%) of any such excess rent or other consideration paid by the subtenant for such month over the Rent then payable to Landlord pursuant to the provisions of this Lease for said month (or if only a portion of the Premises is being sublet, fifty percent (50%) of the excess of all rent and other consideration due from the subtenant for such month over the portion of the Rent then payable to Landlord pursuant to the provisions of this Lease for said month which is allocable on a Rentable Area basis to the space sublet). Landlord shall not be responsible for any deficiency if Tenant shall assign this Lease or sublet the Premises or any part thereof at a rental less than that provided for herein.

(f)
Lease Assumption; Subtenant Attornment. If Tenant assigns this Lease, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument provided by or approved by Landlord and delivered to Landlord not later than ten (10) days prior to the effective date of the assignment. If Tenant subleases any part of the Premises, Tenant shall obtain and furnish to Landlord, not later than ten (10) days prior to the effective date of such sublease and in form reasonably satisfactory to Landlord, the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord, at Landlord’s option and written request (at Landlord’s sole election), if this Lease terminates before the expiration of the sublease. Tenant shall, not later than fifteen (15) days after the effective date of any such assignment or sublease, deliver to Landlord a certified copy of the instrument of assignment or sublease.
(g)
Intentionally Omitted.
(h)
Re-Affirmation of Representations. By assuming this Lease, any assignee shall affirm to Landlord in writing the representations contained in Sections 28(t) (UBIT), and 28(u) (Anti-Money Laundering/International Trade Law Compliance) of this Lease as of the date of such assumption, and Tenant agrees that it shall incorporate the requirements of such sections of the lease in any document assigning the lease. Prior to the effectiveness of any sublease hereunder, Tenant shall obtain and deliver to Landlord an affirmation of the representations contained in Sections 28(t) (UBIT), and 28(u) (Anti-Money Laundering/International Trade Law Compliance) of this Lease as applicable to the subtenant.
(i)
Permitted Transfers. Notwithstanding any of the foregoing, Landlord’s consent shall not be required for an assignment or sublet to a Tenant Affiliate (as hereinafter defined), or for any transaction or transactions resulting in the transfer of control of Tenant, as long as (i) Tenant gives reasonable prior written notice to Landlord of the assignment or sublet; (ii) if an assignment, such assignee assumes the obligations of Tenant under this lease; and (iii) if an assignment, in the reasonable judgment of Landlord, the assignee has a net worth of not less than the net worth of the original named Tenant as of the date of this lease and the assignee is otherwise sufficiently financially responsible to perform its obligations under this lease. Tenant will provide Landlord with notice of any transfer of control of Tenant within fifteen (15) days of such change of control occurring. As used herein, the term “Tenant Affiliate” shall mean any entity (x) which acquires all or substantially all of the direct or indirect voting equity or the assets of the original Tenant under this Lease for a purpose other than to circumvent the provisions of this Section 15; (y) which is controlled by, controls, or is under common control with, Tenant under this lease; or (z) which results from a merger, consolidation or reorganization of or with Tenant under this lease. Except as provided in this Section 15(i), all terms of this Section 15 shall apply with respect to an assignment or sublet to a Tenant Affiliate (including, without limitation, the terms of Section 15(b) regarding the continued liability of the “Tenant” making such assignment or sublease, as well as the continued liability of each prior “Tenant”).
16.
WAIVER OF CERTAIN CLAIMS, INDEMNITY.
(a)
General Waiver. In addition to and without limiting or being limited by any other releases or waivers of claims in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by law, Landlord and Tenant each releases and waives any and all claims for, and rights to recover, damages against and from the other, and the other’s respective agents, members, partners, shareholders, officers and employees (collectively, the “Released Parties”), for loss, damage or destruction to any of its property (including the Premises, the Building and their contents), the elements of which are insured against or which would have been insured against had such party suffering such loss, damage or destruction maintained the property or physical damage insurance policies required under Section 22 hereof. In no event shall this clause be deemed, construed or asserted (i) to affect or limit any claims or rights against any Released Parties other than the right to recover damages for loss, damage or destruction to property, or (ii) to benefit any third party other than the Released Parties.

(b)
Indemnity. In addition to and without limiting or being limited by any other indemnity in this Lease, but rather in confirmation and furtherance thereof, to the extent not prohibited by applicable Laws, and unless arising from Landlord’s gross negligence or willful misconduct, Tenant agrees to indemnify, defend by counsel reasonably acceptable to Landlord and hold Landlord and the Landlord Parties, and the Project, harmless of, from and against any and all losses, damages, liabilities, actions, demands, claims, liens, costs and expenses, including court costs and reasonable attorneys’ fees and expenses, in connection with injury to or death of any person or with respect to damage to or theft, loss or loss of the use of any property, occurring in or about the Premises or the Project and arising from Tenant’s occupancy of the Premises, or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or the Project, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or due to any negligent act or omission or willful misconduct of Tenant, or any of its employees, agents, licensees, invitees or contractors.
(c)
Waiver. To the extent permitted by law, Tenant releases Landlord and the Landlord Parties from, and waives all claims for, damage or injury to person or property sustained by the Tenant or any occupant of the Building or Premises resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Project or the Premises or any part of either or any equipment or appurtenance therein, or resulting from any accident in or about the Project or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Building or of any other person, including Landlord’s agents and servants, except where resulting from the neglect or willful act of Landlord or any of the Landlord Parties. Each of Landlord and Tenant hereby waives any consequential damages, compensation or claims for inconvenience or loss of business, rents, or profits as a result of any injury or damage occurring at or about the Building or arising under this Lease.
(d)
Landlord’s Negligence. No agreement of Tenant in this Lease shall be deemed to exempt Landlord from liability or damages for injury to persons caused by or resulting from the gross negligence or willful misconduct of Landlord, its agents, servants or employees, in the operation or maintenance of the Premises or Building.
17.
DAMAGE OR DESTRUCTION BY CASUALTY.
(a)
Termination of Lease; Repair by Landlord. If the Premises or the Building is damaged by fire or other casualty, and if such damage does not render all or a substantial portion of the Premises or the Building untenantable, then Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building and the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning Laws and building codes then in effect. If any such damage renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration of the core and shell of the Building and the Premises, as the case may be, necessitated by such damage and shall by notice advise Tenant of such estimate. If it is so estimated that the amount of time required to substantially complete such repair and restoration will exceed two hundred seventy (270) days from the date such damage occurred, then either Landlord or Tenant (but Tenant shall have such right only if the damage was not caused by the gross neglect or willful act of Tenant, its agents, employees, contractors, or invitees, and only if all or a substantial portion of the Premises is rendered untenantable and the estimated time required for Landlord to substantially complete such repair or restoration to render the Premises tenantable will exceed such two hundred seventy (270) day period) shall have the right to terminate this Lease as of the date of notice of such election by giving notice to the other at any time within twenty (20) days after Landlord gives Tenant the notice containing said estimate (it being understood that Landlord may, if it elects to do so, also give such notice of termination together with the notice containing said estimate). Unless this Lease is terminated as provided in the preceding sentence, Landlord shall proceed with reasonable promptness to repair and restore the core and shell of the Building or the Premises so as to render the Premises tenantable, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease (except as hereinafter provided) if such repairs and restoration are not in fact completed within the time period estimated by Landlord, as aforesaid, or within said two hundred seventy (270) days. However, if such repairs and restoration are not completed by a date (“Outside Date”) which is twelve (12) months after the date of such fire or other casualty (or ninety-five (95) days after the expiration of the time period estimated by Landlord as aforesaid, if longer than two hundred seventy (270) days and neither party terminated the lease as permitted), which Outside Date shall be extended (as to Tenant’s ability to terminate only) by all periods of delay attributable to the acts or omissions of Tenant or Tenant’s agents, employees or contractors, for any reason whatsoever, then either party may terminate this Lease, effective as of the date of notice of such election, by giving written notice to the other party within the thirty (30) day period after said Outside Date as extended as aforesaid, but prior to substantial completion of repair or restoration (but Tenant shall again have such right only if the damage was not caused by the neglect or willful act of Tenant, its agents, employees, contractors, or invitees, and only if all or a substantial portion of the Premises was rendered untenantable). Notwithstanding anything to the contrary herein set forth: (i) Landlord shall have no duty pursuant to this Section 17 to repair or restore any portion of Tenant’s Alterations or any other improvements, additions or alterations made by or on behalf of Tenant in the Premises, including improvements performed by Landlord pursuant to this Lease and/or the Work Letter, if any; (ii) Landlord shall not be obligated (but may, at its option, so elect) to repair or restore the Premises or Building if the damage is due to an uninsurable casualty or if insurance proceeds are insufficient to pay for such repair or restoration, or if any Mortgagee applies proceeds of insurance to reduce its loan balance, and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration; or (iii) if any such damage rendering all or substantial portion of the Premises or Building untenantable shall occur during the last year of the Term, either party (but as to Tenant’s right, only if all or a substantial portion of the Premises is rendered untenantable, and only if such damage was not caused by the neglect or willful act of Tenant, its agents, employees, contractors or invitees) shall have the option to terminate this Lease by giving written notice to the other within thirty (30) days after the date such damage occurred, and if such option is so exercised, this Lease shall terminate as of the date of such notice.
(b)
Repair by Tenant. If this Lease is not terminated pursuant to this Section 17, Tenant shall, in accordance with Section 14, proceed with reasonable promptness to repair and restore all Tenant’s Alterations and all other alterations, additions and improvements in the Premises, other than any repairs or restoration required to be made by Landlord pursuant to Section 17(a) above, to as near the condition which existed prior to the fire or other casualty as is reasonably possible. Tenant agrees and acknowledges that Landlord shall be entitled to the proceeds of any insurance coverage carried by Tenant relating to improvements and betterments to the Premises, to the extent Landlord is obligated under this Section 17 to repair or restore damage to those items covered by such insurance or if this Lease terminates.
(c)
Abatement of Rent. Except to the extent arising from the omissions, negligence or willful acts of Tenant or its agents, employees, contractors or invitees, in the event any such fire or casualty damage renders the Premises untenantable and if this Lease shall not be terminated pursuant to the foregoing provisions of this Section 17 by reason of such damage, then Rent shall abate during the period beginning with the date of such damage and ending with the date when Landlord substantially completes its repair or restoration required hereunder. Such abatement shall be in an amount bearing the same ratio to the total amount of Rent for such period as the portion of the Rentable Area of the Premises which is untenantable and not used by Tenant from time to time bears to the Rentable Area of the entire Premises. In the event of termination of this Lease pursuant to this Section 17, Rent shall be apportioned on a per diem basis and be paid to the date of the termination.

(d)
Untenantability. As used in this Lease, the term “untenantable” means reasonably incapable of being occupied for its intended use due to damage to the Premises or Building. Notwithstanding anything contained to the contrary in this Section 17, neither the Premises nor any portion of the Premises shall be deemed untenantable if Landlord is not required to repair or restore same (or if Landlord is required to repair or restore same, then following such time as Landlord has substantially completed the repair and restoration work required to be performed by Landlord under this Section 17), or if Tenant continues to actually occupy the subject portion of the Premises.
(e)
Core and Shell. The term “core and shell” shall include all base Building improvements at the Building or within the Premises (as the case may be), but specifically excludes any work related to tenant improvements constructed or to be constructed by or for Tenant or other tenants or installed within the Premises or within any other tenant’s premises.
18.
EMINENT DOMAIN.
(a)
Substantial Taking. If the entire Project or the entire Building, or a substantial part of either of them, or any part of the Project which includes all or a substantial part of the Premises or which prevent access to or use of the Premises, shall be taken or condemned by any competent authority for any public or quasi-public use or purpose, the Term of this Lease shall end upon and not before the earlier of the date when the possession of the part so taken shall be required for such use or purpose or the effective date of the taking. If any condemnation proceeding shall be instituted in which it is sought to take or damage any part of the Project, the taking or damaging of which would, in Landlord’s opinion, prevent the economical operation of the Project, or if the grade of any street or alley adjacent to the Land or the Building is changed or any such street or alley is closed by any competent authority, and such taking, damage, change of grade or closing makes it necessary or desirable to remodel the Building to conform to the taking, damage, change of grade or closing, Landlord shall have the right to terminate this Lease upon written notice to Tenant given not less than ninety (90) days prior to the date of termination designated in the notice. If any of the events described herein occurs, Rent shall be apportioned on a per diem basis and be payable to the date of the termination.
(b)
Taking of Part. In the event a part of the Building or the Premises is taken or condemned by any competent authority and this Lease is not terminated as provided in Section 18(a) above, the lease shall be amended to reduce the Monthly Rent, if applicable, to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale), shall make necessary repairs and restorations to the Premises (exclusive of any Tenant’s Alterations, or any other improvements made by or on behalf of Landlord or Tenant) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit.
(c)
Compensation. Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord all of Tenant’s interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Alterations paid for by Tenant without any credit or allowance from Landlord, so long as there is no diminution of Landlord’s award as a result, and subject to the rights of any ground lessor or mortgagee of Landlord with respect thereto.
19.
DEFAULT; LANDLORD’S RIGHTS AND REMEDIES.
(a)
Default. The occurrence of any one or more of the following matters constitutes a “Default” by Tenant under this Lease:

(i)
Failure by Tenant to pay any Rent or any money required to be paid by Tenant under this Lease when due, if such failure continues for five (5) business days after written notice, provided however that Landlord shall only be required to provide Tenant with such notice once in any twelve (12) month period;
(ii)
Failure by Tenant to observe or perform any of the covenants in respect of assignment and subletting set forth in Section 15, if such failure shall continue for thirty (30 days after written notice thereof from Landlord to Tenant;
(iii)
Failure by Tenant to cure forthwith, within ten (10) days after receipt of written notice from Landlord, any hazardous condition which Tenant has created or permitted in violation of applicable Laws or of this Lease;
(iv)
Failure by Tenant to complete, execute and deliver any instrument or document required to be completed, executed and delivered by Tenant pursuant to Section 20 or Section 24 of this Lease, if such failure shall continue for five (5) days after written notice thereof from Landlord to Tenant;
(v)
Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, if such failure shall continue for thirty (30) days after written notice thereof from Landlord to Tenant; provided that such thirty (30) day period shall be extended for the time reasonably required to complete such cure (not to exceed, in any event, an additional sixty (60) day period) if such failure cannot reasonably be cured within said thirty (30) day period and Tenant commences to cure such failure within said thirty (30) day period and thereafter diligently and continuously proceeds to cure such failure;
(vi)
The levy upon execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien in respect of such leasehold interest, which lien shall not be released or discharged within twenty (20) days from the date of such filing (but without limiting Tenant’s rights to remove or to bond over or provide other security with respect to mechanic’s liens, as expressly provided in Section 14(c) above);
(vii)
Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for Tenant or for the major part of its property;
(viii)
A trustee or receiver is appointed for Tenant or for a major part of its property, without Tenant's application therefor or consent thereto, and is not discharged within sixty (60) days after such appointment;
(ix)
Any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding for relief under any bankruptcy law or similar law for the relief of debtors, is instituted (A) by Tenant, or (B) against Tenant and is allowed against it or is consented to by it or is not dismissed within sixty (60) days after such institution; or

(xiv) Tenant breaches any of the warranties or covenants contained in Section 28(u) (Anti-Money Laundering/International Trade Law Compliance) of this Lease, or if any of the representations contained in such section are false.

(b)
Landlord's Rights and Remedies. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive Landlord of any other right or remedy allowed it at law or in equity:
(i)
Landlord may terminate this Lease, in which event the Term of this Lease shall end, and all right, title and interest of Tenant hereunder shall expire, on the date stated in such notice;
(ii)
Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice;
(iii)
Landlord may terminate and/or remove any Tenant signage installed, or rights of Tenant to signage at the Premises, Building and/or Project without terminating this Lease, whereupon the right(s) of Tenant to signage at the Premises, Building and/or Project or any part thereof shall cease on the date stated in such notice and Landlord may remove any Tenant signage installed;
(iv)
Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, distraint for Rent, injunctive relief, recovery of all money due or to become due from Tenant under any of the provisions of this Lease and recovery of damages incurred by Landlord by reason of the Default; and
(v)
Landlord may cure or correct such Default (or cause such cure or correction to occur) or take steps to perform (or cause to be performed) any covenant, agreement, condition or provisions of this Lease, and all costs and expenses incurred by Landlord, or Landlord’s property manager or other designated representative, in so doing (including reasonable attorneys’ fees), shall be paid by Tenant to such party upon written demand plus interest at the Default Rate from the date of expenditure. Landlord’s proceeding under the rights reserved to Landlord under this Section 19(b)(v) shall not in any way prejudice or waive any rights as Landlord might otherwise have against Tenant by reason of that or any other Default.
(c)
Surrender. If Landlord exercises any of the remedies provided for in subparagraphs (i) and (ii) of Section 19(b), Tenant shall surrender possession of and vacate the Premises and immediately deliver possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with (if Tenant is in occupancy of the Premises) process of law.
(d)
Termination of Right of Possession. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, as provided for by subparagraph (ii) of Section 19(b), then Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including, without limitation, court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover from Tenant from time to time, and Tenant shall remain liable for, all Rent and all other additional sums thereafter accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord shall use reasonable efforts as required by applicable Laws to relet the Premises for the account of Tenant for such Rent, for such time (which may be for a term extending beyond the Term of this Lease), in such portions and upon such terms as Landlord in Landlord’s sole discretion shall determine, and Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Landlord may give priority over leasing the Premises to any other space Landlord desires to lease in the Building and shall not be required in any case to offer rent, length of terms or other terms for the Premises which are or would be less favorable to Landlord than being offered for comparable space of Landlord in the Building. Also, in any such case, Landlord may make (or cause to be made) repairs, alterations and additions in or to the Premises and redecorate (or cause to be redecorated) the same to the extent deemed by Landlord necessary or desirable, and in connection therewith Landlord may change (or cause to be changed) the locks to the Premises, and Tenant shall upon written demand pay the cost thereof together with the expenses of reletting incurred by Landlord, its property manager or other designated agent. Landlord may collect the rents from any such reletting and shall apply the same first to the payment of the expenses of reentry, redecoration, repair, alterations and reletting and second to the payment of Rent herein provided to be paid by Tenant, and any excess or residue shall operate only as an offsetting credit against the amount of Rent, if any, due and owing or as the same thereafter becomes due and payable hereunder, but the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue, and any such excess or residue shall belong to Landlord solely; provided that in no event shall Tenant be entitled to such a credit against Rent in excess of the aggregate sum (including Monthly Rent and Additional Rent) which would have been paid by Tenant for the period for which the credit to Tenant is being determined had no Default occurred. No such re-entry, repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.
(e)
Termination of Lease. In the event of the termination of this Lease by Landlord as provided for by subparagraph (i) of Section 19(b), Landlord shall be entitled to recover from Tenant all the fixed dollar amounts of Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including, without limitation, court costs and reasonable attorneys’ fees and expenses incurred by Landlord in the enforcement of its rights and remedies hereunder, and in addition, Landlord shall be entitled to recover an amount equal to the present value (calculated using a discount rate equal to six percent (6%) per annum) of the aggregate Monthly Rent and Additional Rent payable for the period from the termination date stated in Landlord’s notice terminating this Lease until the date which would have been the Expiration Date but for such termination, less the present value (calculated using a discount rate equal to six percent (6%) per annum) of the fair rental value of the Premises for the same period (which fair rental value shall be calculated so as to include a reasonable vacancy period for reletting the Premises and deductions for reasonable expenses and inducements incurred by Landlord to achieve such reletting, including without limitation attorneys’ fees and expenses, brokerage fees, advertising costs, rent abatements, tenant improvement allowances and the like).
(f)
Tenant’s Property. All property of Tenant removed from the Premises by Landlord or which becomes Landlord’s property pursuant to any provisions of this Lease or by law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and for storage charges for such property so long as the same shall be in Landlord’s possession or under Landlord’s control. All property not removed from the Premises or retaken from storage by Tenant on or before the end of the Term, however terminated, or the termination of Tenant’s right of possession, shall, at Landlord’s option, be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale, without further payment or credit by Landlord to Tenant.

(g)
Bankruptcy Acceptance or Rejection. If Landlord shall not be permitted to terminate this Lease or Tenant’s right of possession of the Premises under the Bankruptcy Code, Tenant on behalf of itself as a tenant-in-possession or on behalf of any bankruptcy trustee for Tenant (alternatively referred to as “Tenant” in this Section 19(g)) agrees, within sixty (60) days after request by Landlord to the bankruptcy court having jurisdiction over Tenant’s bankrupt estate (the “Bankruptcy Court”), to assume or reject this Lease, and Tenant agrees not to seek or request any extension or continuation of such time in any bankruptcy proceeding to assume or reject this Lease.

Tenant’s right to assume this Lease as aforesaid shall be expressly conditioned upon Tenant fully satisfying the requirements under Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time. In no event after such assumption of this Lease shall any then-existing Default remain uncured for a period in excess of the earlier of ten (10) days or the time period for curing such default as set forth herein. Failure to cure such default within such time shall constitute a Default hereunder.

Landlord and Tenant agree that adequate assurance of performance of this Lease, as set forth in Section 365(b)(1) of the Bankruptcy Code, as such Section may be amended from time to time, with respect to any monetary Default under this Lease, shall be in the form of cash or immediately available funds in an amount equal to at least the amount of such monetary Default so as to assure the Landlord that it will realize the amount of such Default.

If Tenant assumes this Lease and proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease, then notice of such proposed assignment, setting forth (i) the name and address of such person or entity, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person’s or entity’s future performance under this Lease, shall be given to Landlord by Tenant within twenty (20) days after receipt of such offer by Tenant and in no event later than ten (10) days prior to the date that Tenant shall make application to the Bankruptcy Court for authority and approval to enter into such assumption and assignment. In addition, Landlord shall thereupon have the right of first refusal, to be exercised by notice to Tenant given within ten (10) days prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person or entity, less any brokerage commissions which may be payable out of any consideration to be paid by such person or entity for the assignment of this Lease.

Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment; provided, however, that any options to renew or extend the Term of this Lease, and any right of offer or refusal or other options or rights to lease additional space in the Building shall be terminated effective as of the date on which such petition was filed with the Bankruptcy Court. Any such assignee shall upon written demand execute and deliver to Landlord an instrument confirming such assumption of this Lease on such terms. Nothing contained in this Section shall, in any way, constitute a waiver of any provisions of this Lease relating to assignment or subletting.

All monies or other considerations payable by Tenant or otherwise to be delivered to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent hereunder, shall constitute rent for the purposes of Section 502(b)(6) of the Bankruptcy Code, as such Section may be amended from time to time, and be the sole property of Landlord.

From and after the date of the filing of any petition with the Bankruptcy Court, to the extent permitted by applicable Laws, Landlord shall have no obligation to provide any services or utilities to the Premises as herein required, unless and until Tenant shall have paid and be current in all payments or other charges therefor. Such payments and charges shall constitute administrative charges or expenses under Section 507(a)(1) of the Bankruptcy Code, as such Section may be amended from time to time.

(h)
Waiver of Notices Not Provided for in this Lease. Tenant expressly waives the service of any notice of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of Rent or for possession and waives the service of any and every other notice or demand prescribed by any ordinance, statute or other law (except as expressly otherwise provided in this Lease) and agrees that the breach of any covenants or agreements provided in this Lease shall, in and of itself, without the service of any notice or demand whatever (except as expressly otherwise provided in this Lease), constitute a forcible detainer by Tenant of the Premises.
(i)
WAIVER OF TRIAL BY JURY. LANDLORD AND TENANT HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OF OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE AND ANY EMERGENCY STATUTORY OR ANY OTHER STATUTORY REMEDY. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF RENT, TENANT WILL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING UNLESS SUCH COUNTERCLAIM IS A COMPULSORY COUNTERCLAIM WHICH TENANT WOULD LOSE ITS ABILITY TO RAISE IF NOT RAISED IN SUCH PROCEEDING.
20.
RIGHTS OF MORTGAGEES AND GROUND LESSORS.
(a)
Subordination of Lease. Landlord may have heretofore or may hereafter encumber with a mortgage or trust deed the Building, the Land, the Project, any part thereof or any interest therein, may sell and lease back the Land, or any part of the Project, and may encumber the leasehold estate under such a sale and leaseback arrangement with a mortgage or trust deed. (Any such mortgage or trust deed is herein called a “Mortgage,” and the holder of any such mortgage or the beneficiary under any such trust deed is herein called a “Mortgagee.” Any such lease of the Land or other part of the Project is herein called a “Ground Lease,” and the lessor under any such lease is herein called a “Ground Lessor”). This Lease and the rights of Tenant hereunder shall be and are hereby expressly made subject to and subordinate at all times to any Mortgage and to any Ground Lease now or hereafter existing, and to all amendments, modifications, renewals, extensions, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security thereof. Tenant agrees to execute and deliver to Landlord such further commercially reasonable instruments consenting to or confirming the subordination of this Lease to any Mortgage and to any Ground Lease, containing a customary non-disturbance provision in favor of Tenant, and containing such other provisions which may be requested in writing by Landlord within twenty (20) days after Tenant’s receipt of such written request. Within a reasonable time following the date of any new Mortgage or Ground lease, Landlord shall cause the Mortgagee or Ground Lessor as applicable to enter into a commercially reasonable subordination, non-disturbance, and attornment agreement with Tenant.
(b)
Notice of and Opportunity to Cure Defaults. Tenant agrees that if Landlord defaults in the performance or observance of any covenant or condition of this Lease required to be performed or observed by Landlord hereunder, Tenant will give written notice specifying such default by certified or registered mail, postage prepaid, to any Mortgagee or Ground Lessor of which Tenant has been notified in writing, and before Tenant exercises any right to terminate this Lease which Tenant may have on account of any such default of Landlord, such Mortgagee or Ground Lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default (or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default, including but not limited to commencement of foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or Ground Lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the mortgaged or leased estate by reason of Landlord’s bankruptcy.
(c)
Rights of Successors. If any Mortgage is foreclosed, or Landlord’s interest under this Lease is conveyed or transferred in lieu of foreclosure, or if any Ground Lease is terminated:
(i)
No person or entity which as the result of any of the foregoing has succeeded to the interest of Landlord in this Lease (any such person or entity being hereafter called a “Successor”) shall be liable for any default by Landlord or any other matter which occurred prior to the date such Successor succeeded to Landlord’s interest in this Lease, nor shall such Successor be bound by or subject to any offsets or defenses which Tenant may have against Landlord or any other predecessor in interest to such Successor, provided that Successor shall be liable for curing any default which remains ongoing.
(ii)
Upon request of any Successor, Tenant will attorn to such Successor, as Landlord under this Lease, subject to the provisions of this Section 20(c) and Section 20(e), and will execute and deliver such instruments as may be necessary or appropriate to evidence such attornment within ten (10) days after receipt of a written request to do so.
(iii)
No Successor shall be bound to recognize any prepayment of more than one month’s Monthly Rent and Additional Rent.
(iv)
No Successor shall be bound to recognize any amendment or modification of this Lease made without the written consent of the Mortgagee or Ground Lessor (as the case may be) to the extent such consent is required under the Mortgagee’s loan documents or the Ground Lessor’s lease, as applicable.
(d)
Subordination of Mortgage. Notwithstanding anything to the contrary contained herein, any Mortgagee may subordinate, in whole or in part, its Mortgage to this Lease by sending Tenant notice in writing subordinating all or any part of such Mortgage to this Lease, and Tenant agrees to execute and deliver to such Mortgagee such further commercially reasonable instruments consenting to or confirming the subordination of all or any portion of its Mortgage to this Lease and containing such other provisions which may be requested in writing by such Mortgagee within ten (10) business days after Tenant’s receipt of such written request.
(e)
Liability of Mortgagee and Ground Lessor. Whether or not any Mortgage is foreclosed or any Ground Lease is terminated, or any Mortgagee or Ground Lessor succeeds to any interest of Landlord under this Lease, no Mortgagee or Ground Lessor shall have any liability to Tenant for any security deposit paid to Landlord by Tenant hereunder, unless such security deposit has actually been received by such Mortgagee or Ground Lessor.
(f)
Requests by Mortgagee or Ground Lessor. Should any prospective Mortgagee or Ground Lessor require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, in the reasonable judgment of Tenant, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever reasonable documents are required therefor and deliver the same to Landlord within ten (10) business days following written request therefor. Should any prospective Mortgagee or Ground Lessor require execution of a short form of this

Lease for recording (containing, among other customary provisions, the names of the parties, a description of the Premises and the Term of this Lease), Tenant agrees to execute such short form of lease and deliver the same to Landlord within ten (10) business days following the request therefor.
21.
DEFAULT UNDER OTHER LEASES. If the term of any lease, other than this Lease, heretofore or hereafter made by Tenant for any space in the Building, is terminated or terminable after the making of this Lease because of any default by Tenant or any such other party under such other lease, such fact shall empower Landlord, at Landlord’s sole option, to terminate this Lease by written notice to Tenant or to exercise any of the rights or remedies set forth in Section 19.
22.
INSURANCE AND SUBROGATION.
(a)
Tenant’s Insurance. Tenant shall carry insurance during the entire Term (and during any period of holdover) insuring Tenant, and insuring Landlord, Landlord’s constituent members and agents, all Mortgagees and Ground Lessors and their respective agents, partners and employees, with terms, coverages and in companies satisfactory to Landlord, and with such changes in insured parties and increase in limits as Landlord may from time to time request, but initially Tenant shall maintain the following coverages in the following amounts:
(i)
Liability. Commercial general liability insurance covering bodily injury, property damage, and personal and advertising injury occurring within the Premises or arising out of the use thereof by Tenant or its agents, employees, officers, or invitees, visitors, and guests with limits of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate, Two Million Dollars ($2,000,000) products and completed operations aggregate, and One Million Dollars ($1,000,000) personal injury and advertising liability aggregate. If this insurance applies to more than one location of the insured, then a per-location endorsement must be attached to the policy. Such policy shall contain an assumed contractual liability endorsement insuring performance by Tenant of the indemnity provisions of this Lease.
(ii)
Property. All-risk property coverage or its equivalent form for the full insurable replacement value of (a) all Tenant’s furniture, fixtures, equipment, personal property, and other removable property and any Alterations made by or for the benefit of Tenant under the provisions of this Lease, and (b) all non-Building standard improvements Landlord or Tenant installs in the Premises.
(iii)
Business Interruption. Business Interruption insurance for not less than twelve (12) months. The term “Business Interruption” means (A) net income, net profit, or loss before income taxes that would have been earned or incurred; and (B) continuing normal operating expenses, including payroll, incurred.
(iv)
Worker’s Compensation. Worker’s compensation insurance in accordance with the applicable Laws, and employer’s liability insurance with a limit of at least One Million Dollars ($1,000,000) for bodily injury by accident (per accident), One Million Dollars ($1,000,000) for bodily injury by disease (policy limit), and One Million Dollars ($1,000,000) for bodily injury by disease (each person).
(v)
Comprehensive Automobile Liability Insurance. Comprehensive automobile liability insurance ((including coverage for all owned, leased, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000) for each accident.

(vi)
Excess Liability. Excess liability insurance in an amount of not less than Five Million Dollars ($5,000,000) per occurrence and in the aggregate.
(vii)
Additional Insurance. Tenant shall obtain such additional amounts of insurance and additional types of coverage as Landlord reasonably may request from time to time.
(b)
Policy Requirements. All insurance policies carried by Tenant for the Premises shall (i) be issued in form acceptable to Landlord by good and solvent insurance companies qualified to do business in the jurisdiction in which the Building is located, reasonably satisfactory to Landlord and rated not lower than “Class A VIII,” as rated in the most recent edition of the A.M. Best Company, Inc.’s Key Rating Guide for insurance companies; (ii) designate as additional insureds Landlord (which shall also be loss payee specific to property coverage) and its members, shareholders, partners, officers, directors, employees, and managing agent, Landlord’s Mortgagee, and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant; (iii) be written as primary policy coverage and not contributing with or in excess of any coverage that Landlord may carry; (iv) contain an endorsement to provide for thirty (30) days’ prior written notice to Landlord of any cancellation or other expiration of such policy or any Defaults thereunder, (v) contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord; and (vi) contain an assumed contractual liability endorsement insuring performance by Tenant of the indemnity provisions of this Lease. Tenant shall promptly pay all premiums for all insurance policies required under this Section 22 and shall deliver binding certificates of insurance evidencing such coverage and payment therefor before the earlier of the Commencement Date or the commencement of any work in the Premises, and renewals thereof shall be delivered to Landlord or Landlord’s designated agent before the expiration of any such policy. Neither the issuance of any insurance policy required hereunder nor the minimum limits specified herein for Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.
(c)
Waiver of Subrogation. Landlord and Tenant each agree to have all property or physical damage insurance which it may carry endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in Section 22(a) above or Released Parties described in Section 16(a) entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder. Tenant’s policy shall provide further that the insurer waives all rights of subrogation which such insurer might have against any of the parties named in Section 22(a) above. Tenant further agrees to first seek recovery under any applicable insurance policy before proceeding against Landlord. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).
(d)
Landlord’s Insurance. Landlord shall carry during the Term hereof full replacement cost property insurance on the Building core and shell (including all base Building improvements at the Building, Tenant Alterations and all other alterations, additions or improvements to the Premises) against fire and other extended coverage perils in an amount sufficient to prevent Landlord from being deemed a co-insurer of the risks insured under the policy. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary or prudent, including, but not limited to, commercial general liability insurance and rent loss insurance.
23.
NONWAIVER. No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition, whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord’s rights under the provisions of Section 11, it is agreed that no receipt of money by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such money. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any money due, and Landlord’s receipt and collection of said money shall not waive or affect any said notice, suit or judgment.
24.
ESTOPPEL CERTIFICATE. Tenant agrees that from time to time upon not less than ten (10) business days) days’ prior written request by Landlord or any existing or prospective Mortgagee or Ground Lessor, Tenant shall, and Tenant shall cause any subtenant, licensee, concessionaire or other occupant of the Premises claiming by, through or under Tenant, to complete, execute and deliver to Landlord or Landlord’s designee or to any existing or prospective Mortgagee or Ground Lessor, a written estoppel certificate certifying (a) that this Lease is unmodified and is in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and setting forth the modifications); (b) the amounts of the monthly installments of Monthly Rent and Additional Rent then required to be paid under this Lease; (c) the date to which Rent has been paid; (d) that to Tenant’s knowledge, Landlord is not in default under any of the provisions of this Lease, or if in default, the nature thereof in detail and what is required to cure same; and (e) such other information concerning the status of this Lease or the parties’ performance hereunder reasonably requested by Landlord or the party to whom such estoppel certificate is to be addressed.
25.
TENANT CORPORATION, LIMITED LIABILITY COMPANY OR PARTNERSHIP. In case Tenant is a corporation or a limited liability company, (a) Tenant represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) if Landlord so requests, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing. In case Tenant is a partnership, (a) Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and each and every partner therein in accordance with its terms, to the extent permitted by law, and (b) if Landlord so requests, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing. Also, it is agreed that each and every present and future individual general partner, if Tenant is a partnership, in Tenant shall be and remain at all times jointly and severally liable hereunder, to the extent permitted by law, and that the death, resignation or withdrawal of any such partner shall not release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.
26.
REAL ESTATE BROKERS. Each of Landlord and Tenant represents and warrants to the other that such party did not deal with any broker in connection with this Lease other than the Brokers identified in Section 1(b). Landlord hereby agrees to pay the brokerage commissions payable to said Brokers in accordance with a written agreement between Landlord and such Brokers. Each of Landlord and Tenant shall indemnify, defend and hold the other, its agents and their respective partners and employees, and the Project, harmless of, from and against any and all losses, damages, liabilities, claims, liens, costs and expenses, including without limitation court costs and reasonable attorneys’ fees and expenses, arising from any claims or demands of any other broker or brokers or finders for any commission alleged to be due such other broker or brokers or finders claiming to have dealt with Landlord and/or

Tenant in connection with this Lease or with whom Landlord and/or Tenant hereafter deals or whom Landlord and/or Tenant employs. Any representation or statement by a leasing company or other third party (or employee thereof engaged by Landlord as an independent contractor) that is made about the Premises or to the rest of the Building or the Project will not bind Landlord or modify this Lease, and Landlord will have no liability therefor except to the extent such representation is also contained in this Lease.
27.
NOTICES. All notices, waivers, demands, requests or other communications required or permitted hereunder shall, unless otherwise expressly provided, be in writing and be deemed to have been properly given, served and received (a) if delivered personally or by same-day courier messenger, when delivered, (b) if sent by nationally recognized overnight courier, on the first (1st) business day after deposit with said courier, and (c) if mailed by United States Mail, certified or registered, postage prepaid, return receipt requested, on the date actually received or refused.

If to Landlord:	Hoffman Estates Acquisitions LLC and Hoffman Estates Acquisitions II LLC c/o Somerset Development 101 Crawfords Corner Road Holmdel, NJ 07733 Attn: Jack Aber
With concurrent copies to:

Hoffman Estates Acquisitions LLC and

Hoffman Estates Acquisitions II LLC

c/o Somerset Development

2000 Center Drive

Hoffman Estates, Illinois 60192

Attn: Property Manager

and

Rock Fusco & Connelly, LLC

333 W Wacker Drive, 19th Floor

Chicago, Illinois 60606

Attention: Patrick Clancy

If to Tenant: Prior to occupancy of the Premises by Tenant:	Cambium Networks 3800 Golf Road, Suite 360 Rolling Meadows, Illinois 60008 Attention: General Counsel
After occupancy of the Premises by Tenant:	Cambium Networks 2000 Center Drive, Suite A401 Hoffman Estates, Illinois 60192 Attention: General Counsel
With concurrent copies to:	Baker & McKenzie LLP 300 E. Randolph St., Suite 5000 Chicago, IL 60601 Attention: Chris Bartoli

or to such other address(es) or addressee(s) as any party entitled to receive notice hereunder shall designate to the others in the manner provided herein for the service of notices. Rejection or refusal to accept or inability to deliver because of changed address or because no notice of changed address was given shall be deemed receipt.

28.
MISCELLANEOUS.
(a)
Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any assignment, subletting, mortgage, lien, charge, or other transfer or encumbrance contrary to the provisions of this Lease.
(b)
Amendment. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon a party hereto unless the same shall be in writing and signed by such party.
(c)
Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. In all cases where there is more than one Tenant, (a) the liability of each shall be joint and several, and (b) any one person or entity comprising Tenant may give any notice or approval required or permitted to be given by Tenant under this Lease, and such notice or approval shall be deemed binding upon all persons or entities comprising Tenant and may be relied upon by Landlord as if such notice or approval had been given by all persons or entities comprising Tenant.
(d)
Expenses of Enforcement. The non-prevailing party shall pay upon written demand all of the reasonable costs, charges and expenses (including the court costs and fees and out-of-pocket expenses of attorneys, experts, and others retained by the prevailing party) incurred by the prevailing party in enforcing the terms of this Lease, and a party shall also pay such costs and expenses incurred by the other party in any litigation, negotiation or transaction in which said party causes the other party, without the other party’s fault, to become involved or concerned. Any amount due from Tenant to Landlord pursuant to this Section shall be deemed to be Rent due under this Lease.
(e)
Exhibits and Riders. Exhibits and riders, if any, referred to in or affixed to this Lease are made an integral part hereof.
(f)
Approval of Plans and Specifications. Neither review nor approval by or on behalf of Landlord of any plans and specifications for any Tenant Alterations or any other work shall constitute a representation or warranty by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, that such plans and specifications either (i) are complete or suitable for their intended purpose, or (ii) comply with applicable Laws, it being expressly agreed by Tenant that neither Landlord nor any of Landlord’s constituent members or any of its and their respective agents, partners or employees, assume any responsibility or liability whatsoever to Tenant or to any other person or entity for such completeness, suitability or compliance.
(g)
Time of Essence. Time is of the essence of this Lease and of each and all provisions hereof.
(h)
Due Date; Interest. Except as otherwise specifically provided in this Lease, all amounts owed by Tenant to Landlord pursuant to any provision of this Lease (“Unpaid Rent”) shall be paid by Tenant within ten (10) days after Landlord’s written demand. Unpaid Rent (including, without limitation, Monthly

Rent and Additional Rent) shall bear a one-time late fee equal to the Default Rate, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event such lesser rate shall be charged (“Default Rate”). The term “Default Rate” means the sum of the (i) rate of interest announced from time to time by JPMorgan Chase, Chicago, Illinois (or any successor), as its “prime rate” or “corporate base rate,” changing as and when such rate changes, or if such rate is no longer in existence, then such other “prime rate” as may be designated by Landlord (herein, the “Prime Rate”), and (ii) plus four (4) percentage points. The provisions of this subparagraph shall in no way relieve Tenant of the obligation to pay Rent or any other sums due hereunder on or before the date on which payment is due, nor shall the collection by Landlord of any amount under this subparagraph impair the ability of Landlord to collect any amount under Section 19 of this Lease.
(i)
Interpretation. The invalidity of any provision of this Lease shall not, to the extent commercially reasonable, impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.
(j)
Force Majeure. Without limiting or being limited by the provisions of Section 8 or Section 13, or any of the other provisions of this Lease, Landlord shall be excused for the period of any delay in the performance of any obligation under this Lease when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God (“Force Majeure”). Tenant shall similarly be excused for delay in the performance of any obligation hereunder, provided (i) nothing contained in this Section or elsewhere in this Lease shall be deemed to excuse or permit any delay in the payment of Rent, or any delay in the cure of any default which may be cured by the payment of money, and (ii) no reliance by Tenant upon this Section shall limit or restrict in any way Landlord’s right of self-help as provided in this Lease.
(k)
Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.
(l)
Cumulative Remedies; Illinois Law. The rights and remedies of Landlord under this Lease are cumulative and none shall exclude any other rights or remedies allowed by law or equity. This Lease is for the lease of space in a building located in the State of Illinois and is declared to be an Illinois contract, and all of its terms shall be construed according to the laws of the State of Illinois.
(m)
Counterparts. This Lease may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.
(n)
Relationship. Landlord and Tenant disclaim any intention to create a joint venture, partnership or agency relationship.
(o)
Action on Behalf of Landlord. Any service or other action or obligation which may or is otherwise required to be provided by Landlord under this Lease may be provided by Landlord, any of its constituent members, the property manager of the Building, or any agent or contractor of any of them, and the cost to Landlord of any such agent or contractor may be included in any charge to Tenant for such service (and, at Landlord’s direction (at its sole election), any such other party so providing the service, action or obligation shall have the right to collect, directly from Tenant, any amounts which otherwise would have been due and owing directly by Tenant to Landlord hereunder, if Landlord had provided the same, as a separate charge therefor (i.e., not including items otherwise included as part of Additional Rent hereunder)). Except as provided in the following sentence, any right reserved to Landlord under this Lease may be exercised by Landlord, any of its constituent members, the property manager of the Building, or any agent, contractor or designee of any of them. Any notice, demand, consent or approval which may be given by Landlord under this Lease may be given only by Landlord, any constituent member of Landlord, the property manager of the Building, or any agent or attorney of any of them.
(p)
Entire Agreement. This Lease contains the entire agreement between Landlord, and Tenant with respect to its subject matter, and all negotiations, considerations, representations, understandings and agreements, oral or written, which may have been previously made between any of the foregoing parties are incorporated and merged into this Lease. In executing and delivering this Lease, Tenant has not relied on any representation, warranty or statement by Landlord, any of Landlord’s constituent members, or any of their respective agents, partners or employees, which is not set forth in this Lease, including without limitation any representation as to the amount of any Additional Rent, or any component thereof, or any representation that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis.
(q)
Financial Statements. If at any time the financial statements of Tenant’s ultimate parent are not publicly accessible then, at Landlord’s written request, Tenant shall deliver to Landlord, within ten (10) days after such written request, financial statements of Tenant’s or Tenant’s ultimate parent company for the prior year. Landlord shall not make such request more than once during any calendar year unless such request is being made in connection with a Default by Tenant or in connection with a prospective sale, financing or refinancing of the Building, in which case there shall be no such limitation on Landlord’s ability to request..
(r)
Landlord Right to Perform Tenant’s Duties. If Tenant fails to timely perform any of its duties under this Lease, and such failure continues for ten (10) days after written notice from Landlord (except that no such notice or cure period shall be required in the case of an emergency, or in the case of a failure to maintain insurance required by this Lease), then Landlord shall have the right (but not the obligation), and without limiting any other rights or remedies available to Landlord, to perform such duty on behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty, together with interest thereon at the Default Rate accruing from and after the time so expended or incurred by Landlord until repaid by Tenant, shall be deemed to be Additional Rent under this Lease and shall be due and payable upon written demand by Landlord.
(s)
Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent, and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.
(t)
UBIT. Notwithstanding any contrary provision of this Lease, Tenant shall not sublease all or any portion of the Premises under a sublease in which the rent is based on the net income or net profits of any person, since the revenues to be received by Landlord or the Trust from time to time in connection with this Lease may, as a result of such action, be subject to the Unrelated Business Income Tax under Sections 511 through 514 of the Code.
(u)
Anti-Money Laundering/International Trade Law Compliance.
(i)
Tenant hereby represents and warrants that, as of the date of execution of this Lease, no Covered Entity: (1) is a Sanctioned Person; and (2) either in Covered Entity’s own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (ii) does business in or with, or derives any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.
(ii)
Tenant hereby covenants during the term of this Lease, that no Covered Entity: (1) will become a Sanctioned Person, and (2) either in Covered Entity’s own right or through any third party (i) will have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (ii) will do business in or with, or derive any of its income from investment in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (iii) will engage in any dealings or transactions prohibited by any-Anti-Terrorism Law; or (iv) will use any proceeds, funds or fees advanced pursuant to this agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Tenant further covenants that each Covered Entity shall comply with all Anti-Terrorism Laws. Tenant shall promptly notify Landlord in writing upon the occurrence of a Reportable Compliance Event.
(iii)
As used in this Section:
1.
“Anti-Terrorism Laws” means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, and any regulation, order, or directive promulgated, issued, or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

2.
“Covered Entity” means (i) Tenant, each of Tenant’s subsidiaries and any guarantor of this Lease and (ii) each person or entity that, directly or indirectly, is in control of a person or entity described in clause (i) above. For purposes of this definition, control of a person or entity shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such person or entity or other persons or entities performing similar functions for such person or entity, or (y) power to direct or cause the direction of the management and policies of such person or entity whether by ownership of equity interests, contract or otherwise.

3.
“Governmental Body” means any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to a government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

4.
“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

5.
“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

6.
“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

(v)
Incorporation. Tenant agrees that it shall incorporate the requirements of Sections 28(t) (UBIT), and 28(u) (Anti-Money Laundering/International Trade Law Compliance) in any sublease of the Premises.

(w)
Confidentiality. Tenant agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord, and that disclosure of the terms hereof could adversely affect the ability of Landlord to negotiate with other tenants. Tenant and its partners, officers, directors, employees, agents, real estate brokers, and sales persons and attorneys shall not disclose the terms of this Lease to any other person without Landlord’s prior written consent (which consent may be denied in Landlord’s sole and absolute subjective discretion), except to (i) any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, (ii) an assignee of this Lease or sublessee of the Premises, (iii) an entity or person to whom disclosure is required by applicable Laws or in connection with any action brought to enforce this Lease, (iv) Tenant’s consultants, agents, architects, or attorneys representing Tenant in connection with this Lease, or (v) any governmental authority involved in any investigation into the compliance of the Premises or the Property with applicable Laws.
(x)
Digital Image; Electronic Signature. Execution and delivery of this Lease by portable document format (“PDF”) copy bearing the PDF signature of any party hereto shall constitute a valid and binding execution and delivery of this Lease by such party. Such PDF copies shall constitute enforceable original documents. This Lease and all documents to be delivered in connection with this Lease may be executed and delivered by Tenant or Landlord by electronic signature of a duly authorized officer, including, without limitation, “click through” acceptance, pursuant to the execution procedures the Tenant or Landlord may establish from time to time, and such execution and delivery shall have the same force and effect as Tenant’s or Landlord’s manual signature.
(y)
Additional Tenant Expansion. Except as provided in Section 39 for the Expansion Space, in the event Tenant increases the Rentable Area of the Premises, the terms of the Lease for any additional expansion space shall be on the same terms as those in the Lease including but not limited to the Rent rate and prorating allowances based upon the Term remaining.
29.
INTENTIONALLY OMITTED.
30.
INTENTIONALLY OMITTED.
31.
LANDLORD. The term “Landlord” as used in this Lease means only the owner of Landlord’s interest in the Premises from time to time. In the event of any assignment, conveyance or sale, once or successively, of Landlord’s interest in the Premises or any assignment of this Lease by Landlord, said Landlord making such assignment, conveyance or sale shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such assignment, conveyance or sale, and Tenant agrees to look solely to such assignee, grantee or purchaser with respect thereto. The holder of a Mortgage (or assignment in connection with a Mortgage) shall not be deemed such an assignee, grantee or purchaser under this Section 31 unless and until the foreclosure of the Mortgage or the conveyance or transfer of Landlord’s interest under this Lease in lieu of foreclosure, and then subject to the provisions of Section 20. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the assignee, grantee or purchaser.

32.
TITLE AND COVENANT AGAINST LIENS. Landlord’s title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises or any part of the Project, and any and all liens and encumbrances created by Tenant shall attach to Tenant’s interest only.
33.
COVENANT OF QUIET ENJOYMENT. Landlord agrees that Tenant, on paying the Rent and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises, subject to the terms, covenants, conditions, provisions and agreements of this Lease, free from hindrance by Landlord or any person claiming by, through or under Landlord.
34.
EXCULPATORY PROVISIONS. The liability of any Landlord under this Lease or any amendment to this Lease, or any instrument or document executed in connection with this Lease, shall be limited to and enforceable solely against the assets of such Landlord constituting an interest in the Land or Building and no other assets of such Landlord. Assets of a Landlord which is a partnership or limited liability company do not include the assets of the partners or members of such Landlord, and any negative capital account of a partner or member in a partnership or limited liability company which is a Landlord, and any obligation of a partner or member to contribute capital to the partnership or limited liability company which is Landlord shall not be deemed to be assets of the partnership or limited liability company which is the Landlord. No directors, officers, employees, managers, members, or shareholders of any corporation or limited liability company which is Landlord shall have any personal liability arising from or in connection with this Lease. At any time during which Landlord is trustee of a land trust, all of the representations, warranties, covenants and conditions to be performed by it under this Lease or any documents or instruments executed in connection with this Lease are undertaken solely as trustee, as aforesaid, and not individually, and no personal liability shall be asserted or be enforceable against it or any of the beneficiaries under said trust agreement by reason of any of the representations, warranties, covenants or conditions contained in this Lease or any documents or instruments executed in connection with this Lease. In no event shall Landlord be liable for any indirect, consequential or punitive damages.
35.
SIGNAGE. Subject to the terms and conditions contained herein, during the Term, Tenant shall be provided with signage in the Building and Project as designed on the attached Exhibit G, all at no initial cost to Tenant, provided that any changes to such signage during the Term shall be at Tenant’s sole cost and expense (collectively, “Signage”). Tenant shall be responsible for repair of any damage to Signage caused by Tenant or Tenant’s agents, employees, contractors or invitees. Landlord shall be responsible for the maintenance of Signage, if any (to the extent not Tenant’s responsibility as provided above). The design, size, colors and materials for the Signage shall be consistent with Landlord’s building standard requirements. In addition, Tenant shall have the right, subject to Landlord’s approval (assuming that such is visible from the multi-tenant corridor, and such approval not to be unreasonably withheld, conditioned, or delayed), to install and maintain, during the Term hereof, at Tenant’s expense, Tenant’s own name identification and logo signage in the Premises (“Tenant Identification Signage”). Tenant shall submit to Landlord plans and specification relative to Tenant Identification Signage, which plans and specifications shall be subject to Landlord’s reasonable approval. Tenant shall be responsible for maintenance and repair of any Tenant Identification Signage and for removal of the same at the end of the Term or of Tenant’s right of possession under the Lease.
36.
FITNESS CENTER. For so long as Landlord continues to offer the use of a fitness center to Building tenants, Tenant’s employees shall have the right during the Term to use such fitness center. Such usage shall be, at Landlord’s option, subject to payment of membership fee(s) or similar charge relative to such fitness center usage. Landlord shall have the right to require each individual who is permitted to use the fitness center, as a condition to his or her use of the fitness center, to enter into a separate agreement with Landlord pursuant to which, among other things, such individual acknowledges that neither Landlord nor any other Landlord Parties will have any liability, responsibility or obligation of any kind relating to such individual’s use of the fitness center. Use of the fitness center shall be subject to such rules and regulations as may be promulgated by Landlord therefor from time to time.
37.
CONFERENCE CENTER AND TENANT LOUNGE. For so long as Landlord continues to offer the use of a conference center, tenant lounge, and any food service, child-care center, events center, shuttle bus, public transportation or auditorium (the “Building Amenities) to Building tenants, Tenant shall have the right to use such conference center and tenant lounge in a manner consistent with rights to use such facilities generally granted to other tenants of the Building. With respect to the Building Amenities, Tenant’s use shall be subject to prior scheduling by Landlord, and subject to Tenant’s payment of charges for Tenant’s use of any such Building Amenity(ies), at an hourly or daily rate as determined by Landlord. Notwithstanding anything herein to the contrary, such rates for the Building Amenities are subject to change from time to time in Landlord’s sole discretion.
38.
PARKING. Tenant shall be entitled to four (4) parking spots in the executive parking garage at the Project (i.e., with each parking permit relating to the right to park one automobile) free of charge for the duration of the Term. Tenant will be entitled to use up to ____________________ non-exclusive parking spaces (4 spaces per 1,000 Rentable Area of the Premises) in areas of the Project designated for non-reserved parking. All parking privileges will be subject to Rules and Regulations, which may be amended from time to time (subject to reasonable exceptions which Landlord may reasonably approve from time-to-time). Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties. If Tenant fails to comply with any of the parking requirements or otherwise creates an unreasonable nuisance for other tenants at the Project as a result of Tenant’s parking (a “Parking Default”, and such Parking Default continues for more than three (3) business days from Landlord’s written demand to cease such Parking Default, Landlord may, in addition to any other rights, cause vehicles causing a Parking Default to be towed at Tenant’s cost without liability to Landlord.
39.
OPTION TO EXPAND.
(a)
Provided that this Lease is in full force and effect and that no Default shall exist under this Lease (both at the time of the exercise of the right(s) described in this Section 39 and on the date of entry into the agreement incorporating the Expansion Space), Tenant shall have, and is hereby granted an option (the “Option to Expand”) to lease an additional 1,000-2,000 Rentable Area of the Building for storage purposes only (the “Expansion Space”). The Monthly Rent rate for the Expansion Space shall be twelve dollars ($12.00) per square foot of Rentable Area, and shall annually increase by $0.25 per square foot of Rentable Area.
(b)
The Option to Expand shall be exercised by Tenant, if at all, by giving binding written notice (the “ROEO Notice”) thereof to Landlord.
(c)
Within a commercially reasonable time after receiving the ROEO Notice, Landlord shall furnish to Tenant a notice (the “Expansion Space Proposal”) containing the material terms of the proposed lease in respect of the applicable portions of the Expansion Space, including (i) location of the Expansion Space (ii) the proposed effective date of the lease for the Expansion Space, and (iii) any other material terms which Landlord shall deem appropriate. The Expansion Space shall be in a location as determined by Landlord, and shall not include any concessions, allowances or credits.

(d)
Tenant shall have the option, exercisable by notice delivered to Landlord within ten (10) business days after Tenant’s receipt or refusal of receipt of Landlord’s Expansion Space Proposal, TIME BEING OF THE ESSENCE, to lease the Expansion Space upon such terms and conditions as are contained in the Expansion Space Proposal. If Tenant timely delivers to Landlord written notice of Tenant’s exercise of the Option to Expand for the Expansion Space, then, within ten (10) business days thereafter, the parties shall enter into an amendment to this Lease incorporating the Expansion Space as part of the Premises on the terms and conditions contained in the Expansion Space Proposal. If Tenant declines or fails to timely exercise its Right of Expansion, Landlord shall thereafter be free to lease the Expansion Space without regard to the restrictions contained in this Section 39 and on such terms and conditions as Landlord may decide in its sole discretion. Tenant may, however, give subsequent and additional ROEO Notices provided they are in accordance with this Section 39.
40.
EXTENSION OPTION.
(a)
Subject to the terms, provisions, covenants, and conditions of this Section 40, Tenant shall have, and is hereby granted, two (2) separate options (each, an “Extension Option”) to extend the Lease Term, each for additional period of five (5) years commencing on the end of the Initial Term (each, an “Extended Term”), or Extended Term, as the case may be. The Extension Option shall be exercised by Tenant, if at all, by giving binding written notice (the “Extension Notice”) thereof to Landlord on or before, but not later than six (6) months prior to the end of the Initial Term, or Extended Term (each, “Extension Option Exercise Date”). In the event that Tenant fails to deliver the Extension Notice to Landlord by each applicable Extension Option Exercise Date, Tenant shall be deemed to have irrevocably waived the Extension Option hereunder, and the same shall be and become null, void, and of no further force or effect, time being of the essence in the delivery of Tenant’s Extension Notice hereunder. The Extended Term and Initial Term may hereinafter collectively referred to as the “Term”.
(b)
The Extended Term shall be on the same terms, covenants, and conditions of this Lease, excluding the provisions of this Section 40, and except for the payment of Monthly Rent during the Extended Term(s).
(c)
The Monthly Rent during the Extended Term shall be the Market Rental Rate (as hereafter defined) applicable to such period. “Market Rental Rate” means the gross annual rate of rent, expressed in dollars per square foot of rental area, reserved in leases most recently consummated for office space in the Building and in Class A office buildings in the suburban submarket of Chicago with tenants of similar creditworthiness and stature to Tenant, for comparable space (taking into account the location of the floor and the building) for leases of similar duration inclusive of the prevailing market conditions, including concessions and other allowances for the renewal of existing leases in existing buildings for existing tenants.
(d)
Within thirty (30) days following Landlord’s receipt of Tenant’s written request therefor, Landlord shall advise Tenant of Landlord’s determination of the Market Rental Rate at which Landlord is prepared to offer the Premises to Tenant for the Extended Term (“Landlord’s Market Rental Rate Notice”). In the event that Tenant disagrees with Landlord’s determination of the Market Rental Rate as set forth in Landlord’s Market Rental Rate Notice, Tenant may so advise Landlord thereof in writing within ten (10) days of receipt of Landlord’s Market Rental Rate Notice (the “Tenant Market Objection Notice”) and if Landlord and Tenant are unable to agree upon the Market Rental Rate within twenty (20) days of the Tenant Market Objection Notice, Tenant may, within twenty-five (25) days of the Tenant Market Objection Notice elect to i) forego its exercise of the Extension Option, or ii) jointly appoint a qualified commercial real estate broker to arbitrate and determine Market Rental Rate, which determination shall be binding on the parties. In the event Tenant fails to elect to forego its exercise of the Extension Option, as provided herein, then Tenant shall be deemed to have accepted the Landlord’s Market Rent Rate and the Extension Option(s) shall continue in full force and effect.
(e)
It shall be a condition of Tenant’s right to exercise either Extension Option that (i) neither this Lease, nor Tenant’s right to possession hereunder, shall have been terminated, (ii) Tenant is not then in Default under any of the terms, provisions, covenants, or conditions of this Lease at the time that Tenant delivers Tenant’s Extension Notice or upon the commencement of the Extended Term, (iii) Tenant is then leasing and occupying the entirety of the Premises at the time of delivery of Tenant’s Extension Notice and upon the commencement of the Extended Term, (iv) Tenant shall submit current audited and certified financial statements of Tenant (unless Tenant’s financial statements are not audited, in which case reviewed and certified statements shall be acceptable) to Landlord concurrently with Tenant’s Extension Notice, and (v) there has been no material adverse change in the financial condition of Tenant, as reasonably determined by Landlord, at the time that Tenant delivers its Extension Notice or upon the commencement of the Extended Term.
(f)
In the event that Tenant exercises Tenant’s Extension Option under this Section 40, Tenant agrees to execute and deliver to Landlord an amendment to this Lease setting forth the terms of such Extension Option(s) within ten (10) business days following the delivery of such amendment to Tenant hereunder.
41.
INTENTIONALLY OMITTED.
42.
RIGHT OF FIRST REFUSAL.
(a)
During the period commencing on the Commencement Date and continuing until the end of the Term (the “ROFR Period”), provided that this Lease is in full force and effect and that no Default shall exist under this Lease (both at the time of the exercise of the right(s) described in this Section 42 and on the date of entry into the agreement incorporating the ROFR Space [as hereinafter defined]), Tenant shall have an ongoing right (the “ROFR”), to lease certain premises on the (i) fourth (4th) floor of the Building and adjacent to the Office Premises, and (ii) (i) first (1st) floor of the Building and adjacent to the Warehouse Premises, each as shown on Exhibit M (the “ROFR Space”) as provided in this Section 42.
(b)
Notwithstanding anything set forth in this Section 42 to the contrary, Tenant acknowledges and agrees that Landlord shall have the sole discretion to determine the size, configuration, and/or suites comprising a ROFR Space and whether to market and lease a ROFR Space by itself or in combination with other contiguous suites.
(c)
Subject to the foregoing, Landlord shall periodically give Tenant written notice (“ROFR Notice”) of the Major Business Terms, as defined below, of a written proposal that Landlord has made to or received from an unaffiliated third party (the “Prospect”), and which Landlord or such third party, as applicable, is willing to accept, for the applicable portions of the ROFR Space (the “ROFR Proposal”). As used herein, “Major Business Terms” shall mean, to the extent applicable, the RSF, lease term, Rentable Area of the ROFR Space, tenant improvement allowance, commencement date, and any other concessions.
(d)
Tenant shall have the option, exercisable by notice delivered to Landlord within five (5) business days after Tenant’s receipt or refusal of receipt of Landlord’s ROFR Proposal, TIME BEING OF THE ESSENCE, to lease all, but not less than all, of the ROFR Space upon the same terms and conditions as are contained in the ROFR Proposal, subject to the terms of this Section 42. If Tenant timely delivers to Landlord written notice of Tenant’s exercise of the ROFR for the ROFR Space, then, within ten (10) business days thereafter, the parties shall enter into an amendment to this Lease incorporating the ROFR Space as part of the Premises on the terms and conditions contained in the ROFR Proposal.

(e)
If Tenant declines or fails to timely exercise its ROFR, Landlord shall thereafter be free to lease the ROFR Space on substantially the same Major Business Terms as in the ROFR Proposal; provided however, If Landlord agrees to a lease of the ROFR Space upon terms that are substantially more favorable than the terms set forth in the ROFR Proposal to Tenant, Tenant shall once again have a ROFR with respect to the ROFR Space and Landlord shall deliver a new ROFR Proposal to Tenant reflecting the revised terms of the proposal to the Prospect in accordance with the provisions of this Section 42. For purposes hereof, the Major Business Terms offered to the Tenant shall be deemed to be substantially more favorable than the terms set forth in the ROFR Proposal if there is more than a six percent (6%) reduction in the net present value of the economic terms in the ROFR Proposal.
(f)
If Landlord fails to lease the ROFR Space within the six (6) months following the date of the ROFR Proposal, the ROFR shall be reinstated, and, Landlord will be required to give Tenant a ROFR Proposal in accordance with the provisions of Section 42.
(g)
In the event the ROFR Proposal is given on or before the last day of the twenty-fourth (24th) full calendar month after the Commencement Date, the terms of the Lease for the ROFR Space shall be on the same terms as those in the Lease including but not limited to the Rent rate and prorating allowances based upon the Term remaining.
(h)
Notwithstanding anything herein to the contrary, the ROFR shall automatically terminate and become null and void upon the earlier to occur of: (a) the termination of Tenant’s right to possession of the Premises; (b) the assignment by Tenant of this Lease, in whole or in part, except to a Tenant Affiliate; or (c) the sublease by Tenant of all or any part of the Premises demised under the Lease, except to a Tenant Affiliate.
43.
LEASE COMMENCEMENT/ACCEPTANCE OF PREMISES. At Landlord’s request, Landlord and Tenant shall enter into a commencement letter agreement (the “Commencement Letter”) in form substantially similar to that attached hereto as Exhibit F. Tenant’s failure to execute and return the Commencement Letter, or to provide written objection to the statements contained in the Commencement Letter, within fifteen (15) days shall be deemed an approval by Tenant of the statements contained therein.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties have caused this Lease to be executed as of the date first written above.

LANDLORD:

HOFFMAN ESTATES ACQUISITIONS LLC, a Delaware limited liability company

By: /s/ Raphael Zucker

Name: Raphael Zucker

Its: President

HOFFMAN ESTATES ACQUISITIONS II LLC, a Delaware limited liability company

By: /s/ Raphael Zucker

Name: Raphael Zucker

Its:  President

TENANT: CAMBIUM NETWORKS, INC., a Delaware corporation By: /s/ Sally Rau Name: Sally Rau Its: General Counsel

EXHIBIT A

FLOOR PLAN OF PREMISES

[TO BE PROVIDED UPON EXECUTION OF FINAL SPACE PLAN ADDENDUM]

NOTE: This Exhibit shall not be deemed a warranty, representation, or agreement by Landlord that the layout, configuration, and improvements of the Building or any part thereof or of the Premises are or will remain as shown. This Exhibit is intended only to show the general location of the Premises. Landlord reserves the right to modify the size, configuration, improvements, occupants and common areas of the Building, including, without limitation, to make changes and construct buildings and improvements at any time in accordance with the provisions of the Lease. Area and dimensions shown are approximate.

A-1

EXHIBIT B

WORK LETTER

THIS WORK LETTER is hereby incorporated as part of that certain Office Lease Agreement (“Lease”) made and entered into by and between HOFFMAN ESTATES ACQUISITIONS LLC, a Delaware limited liability company, and HOFFMAN ESTATES ACQUISITIONS II LLC, a Delaware limited liability company (collectively, “Landlord”) and CAMBIUM NETWORKS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are hereby entering into the above‑described Lease to which this Work Letter is being attached, which Lease demises certain Premises (as defined in the Lease; all capitalized terms used but not otherwise defined herein shall have the meaning as set forth in the Lease) in the office building located at 2000 Center Drive, Hoffman Estates, Illinois 60192 (a/k/a 2000 AT&T Center Drive, Hoffman Estates, Illinois 60192) (the “Building”); and

WHEREAS, certain tenant improvement work is to be completed on the Premises;

NOW, THEREFORE, for and in consideration of the agreement to lease the Premises and pay Rent and the mutual covenants contained herein, the parties agree as follows:

1.
TURNOVER. Landlord shall deliver the Premises to Tenant for the construction of Tenant’s Work (as hereinafter defined) as provided in the Lease.
2.
TENANT’S WORK. Tenant, at its sole cost and expense, but subject to payment of the Allowance (as hereinafter defined) as provided under Paragraph 9 below, shall perform, or cause to be performed, all work described in the Lease as the “Tenant’s Work” and desired by Tenant for its initial occupancy of the Premises (herein also referred to as the “Tenant’s Work”), all in accordance with the Plans (as hereafter defined) submitted to and approved by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed as described in Paragraph 3(b) below). The Tenant’s Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with applicable Laws, including, without limitation, the ADA, and with the construction-related rules and regulations for the Building from time to time, as such construction-related rules and regulations may be revised from time to time (herein, the “Construction Rules”). Landlord’s review and approval of the Plans or any other submission of Tenant shall create no responsibility or liability on the part of Landlord for such compliance or for their completeness or design sufficiency. The issuance of a certificate of occupancy by the Village of Hoffman Estates shall be conclusive evidence that Tenant’s Work is in compliance with the Construction Rules and this Section 2.
3.
PRE‑CONSTRUCTION ACTIVITIES.
(a)
Prior to commencing any of the Tenant’s Work, Tenant shall submit the following information and items to Landlord for Landlord’s review and, with respect to the items described in subclauses (iii), (v),

(vi) and (vii) below, approval (which approval shall not be unreasonably withheld, conditioned, or delayed as described in Paragraph 3(b) below):
(i)
A detailed construction schedule containing the major components of the Tenant’s Work and the estimated time required for each, including the scheduled commencement date of construction of the Tenant’s Work and the estimated date of completion of construction.
(ii)
An itemized statement of estimated construction costs, including permits and architectural and engineering fees.
(iii)
The names and addresses of Tenant’s contractors (and the contractor’s subcontractors and vendors) to be engaged by Tenant for the Tenant’s Work and of any construction manager proposed to be engaged by Tenant for the Tenant’s Work (collectively, “Tenant’s Contractors”). Landlord has the right to approve or disapprove Tenant’s Contractors, which approval shall not be unreasonably withheld, conditioned, or delayed. Tenant shall not employ as Tenant’s Contractors any persons or entities so disapproved by Landlord. If Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant’s list, Tenant shall employ as Tenant’s Contractors only those persons or entities so approved.
(iv)
Tenant’s Architect’s (as hereinafter defined) written statement that Tenant’s Architect has visited the site, inspected and verified existing conditions as such conditions affect the Plans and construction of the Tenant’s Work and that Tenant’s Architect has verified and confirmed the itemized statement of estimated construction costs delivered under Paragraph 3(a)(ii) above.
(v)
Security in form and substance reasonably acceptable to Landlord in order to secure Tenant’s ability to pay any excess costs for the Tenant’s Work above the Allowance being provided by Landlord hereunder.
(vi)
Certified copies of certificates of insurance as hereinafter described. Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certificates have been delivered to Landlord.
(vii)
The Plans for the Tenant’s Work which Plans shall be subject to Landlord’s approval in accordance with Paragraph 3(b) below.

Tenant will update such information and items by written notice to Landlord of any changes (which, as to the items described in subclauses (iii), (v), (vi) and (vii) above, shall be subject to Landlord’s review and reasonable approval). Landlord shall promptly (or as otherwise required by this Work Letter) review all submissions made by Tenant.

(b)
As used herein the term “Plans” shall mean full and detailed architectural and engineering plans and specifications covering the Tenant’s Work (including, without limitation, architectural, mechanical, electrical, life safety, fire protection and plumbing working drawings for the Tenant’s Work). The Plans shall include the minimum information shown on Attachment 1 attached hereto and incorporated herein. Subject to Landlord’s payment of the Allowance, Tenant shall pay all costs and expenses of preparing the Plans. The Plans shall be subject to Landlord’s approval (not to be unreasonably withheld, conditioned or delayed, as hereinafter described) and the approval of all local governmental authorities requiring approval, if any. Landlord shall give its approval or disapproval (giving reasonable detailed reasons in case of disapproval) of the Plans within ten (10) business days after their delivery to Landlord with Tenant’s express written request for Landlord’s approval thereof. Landlord agrees not to unreasonably withhold its approval of said Plans; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s reasonable opinion: (i) the Tenant’s Work is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; (ii) the Tenant’s Work would adversely affect Landlord’s ability to furnish services to Tenant or other tenants; (iii) the Tenant’s Work would materially increase the cost of operating the Building; (iv) the Tenant’s Work would violate applicable Laws; (v) the Tenant’s Work contains or would require the use of hazardous or toxic material in any unlawful manner; (vi) the Tenant’s Work would adversely affect the appearance of the Building; or (vii) the Tenant’s Work would adversely affect the common areas of the Building or another tenant’s premises. The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar or dissimilar to the foregoing. Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications at Tenant’s request prior to completion of the full, final detailed Plans in order to expedite the preparation of and the subsequent approval process concerning the final Plans. If Landlord notifies Tenant that changes are required to the final Plans submitted by Tenant, Tenant shall submit to Landlord, for its approval, the Plans amended in accordance with the changes so required. Such submission of revised Plans shall be accompanied by a written response from Tenant specifically responding to any disapprovals or other responses delivered by Landlord to Tenant. Landlord shall give its approval or disapproval (giving reasonably detailed reasons in case of disapproval) of any such revised Plans within five (5) business days after their delivery to Landlord with Tenant’s express written request for Landlord’s approval thereof. The Plans shall also be revised, and the Tenant’s Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector (all subject to Landlord’s reasonable approval thereof). Landlord’s approval of the Plans shall in no way be deemed to be acceptance or approval of any element therein contained which is in violation of applicable Laws. Without limitation of any other provision hereof, in the event Tenant elects to employ an engineer designated by Landlord in the preparation of any portion of the Plans, or for the performance of any portion of Tenant’s Work, Tenant shall employ and be responsible for all fees of said engineer in preparing the Plans or portion thereof and for any portion of Tenant’s Work performed by said engineer. In the event Tenant has elected not to employ Landlord’s designated engineer in the preparation of the Plans, Landlord reserves the right to have the Plans reviewed by Landlord’s designated engineer at Tenant’s expense.
(c)
Upon Landlord’s approval of the Plans, at Tenant’s written request therefor, Landlord and Tenant shall agree in writing on any affixed appurtenances which are part of Tenant’s Work which Tenant shall be required to remove upon the expiration of the Lease (which removal requirement shall only be imposed by Landlord if such items are “non-customary”, which, for purposes hereof, means that Landlord reasonably determines that such item or items would be hazardous or costly to so remove or that such item or items are not customary for office tenant usage at similar Class A office buildings, provided that such removal requirement shall, in any event (unless Landlord otherwise directs, at its sole discretion), be imposed with respect to all telecommunications and data cabling installed by or on behalf of Tenant underneath raised floors, if applicable, all of which shall be deemed “non-customary” for purposes of this Work Letter). Any such agreement entered into in writing by Landlord and Tenant shall be binding on Landlord and Tenant at expiration of the Lease.
(d)
No Tenant’s Work shall be undertaken or commenced by Tenant in the Premises until:
(i)
The Plans for the Premises have been submitted to and approved by Landlord (which approval shall not be unreasonably withheld, conditioned, or delayed as provided in Paragraph 3(b) hereinabove).
(ii)
All necessary building permits have been obtained by Tenant.

(iii)
All required insurance coverages have been obtained by Tenant, it being understood that failure of Landlord to receive evidence of such coverage upon commencement of the Tenant’s Work shall not waive Tenant’s obligations to obtain such coverages.
(iv)
Items required to be submitted to Landlord prior to commencement of construction of the Tenant’s Work have been so submitted and have been approved, where required (which approval shall not be unreasonably withheld, conditioned or delayed as provided herein).
(e)
Tenant shall have the right to retain its own construction manager for construction of the Tenant’s Work, subject to Landlord’s reasonable approval as provided herein, in which event Landlord shall not charge any review or supervision fees associated with the Tenant’s Work. Notwithstanding anything to the contrary herein, Tenant shall, in any event (i.e., whether or not it has engaged Landlord to act as construction manager), pay or reimburse Landlord for all actual reasonable out-of-pocket costs and expenses paid or incurred by Landlord in connection with its review of the Plans and other submittals hereunder (including third-party architectural and engineering review) and subject to use of Allowance proceeds therefor as provided in Paragraph 9 below. Landlord agrees to provided Tenant with reasonable prior written notice of Landlord’s intent to retain any third-party professional to review the Plans and agrees to consult with Tenant to minimize any costs associated therewith.
4.
DELAYS. Tenant shall be responsible for Rent and all other obligations as set forth in the Lease from the Commencement Date, regardless of the degree of completion of the Tenant’s Work on such date, and no such delay in completion of the Tenant’s Work shall affect the Commencement Date, or relieve Tenant of any of its obligations under said Lease.
5.
CHARGES AND FEES. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to the Tenant’s Work.
6.
CHANGE ORDERS. All changes (other than de minimis changes based upon field conditions) to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Tenant’s Work (not to be unreasonably withheld, conditioned or delayed as provided above). Landlord shall give its written approval or disapproval (giving reasonably detailed reasons in case of disapproval) of any such changes to the final Plans requested by Tenant, which approval or disapproval shall be given within five (5) business days after delivery of such requested changes to Landlord with Tenant’s express written request for Landlord’s approval thereof. Subject to Paragraph 9 below, Tenant shall be responsible for all costs and expenses attributable to any changes. All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Commencement Date or payment of Rent and performance of other obligations set forth in the Lease.
7.
STANDARDS OF DESIGN AND CONSTRUCTION AND CONDITIONS OF TENANT’S PERFORMANCE. All work done in or upon the Premises by Tenant shall be done according to the standards set forth in this Paragraph 7, except as the same may be expressly modified in the Lease or in the Plans approved by both Landlord and Tenant.
(a)
Tenant’s Plans and all design and construction of the Tenant’s Work shall comply with applicable Laws and industry standards, including, but not limited to, requirements of Landlord’s fire insurance underwriters and the requirements of the ADA, and with all Construction Rules (as described in Paragraph 2 above), all to the extent in effect from time to time. Approval by Landlord of the Plans shall not constitute a waiver of this requirement or assumption by Landlord of responsibility for compliance. Where several sets of applicable Laws must be met, the strictest shall apply where not prohibited by another Applicable Laws.

(b)
Tenant shall, at its own cost and expense, but subject to payment by Landlord of the Allowance under Paragraph 9 below, obtain all required building permits and, when construction has been completed, shall, at its own cost and expense, obtain an occupancy permit for the Premises, a copy of which shall be delivered to Landlord. Tenant’s failure to obtain such permits shall not cause a delay in the Commencement Date or the payment of Rent and performance of other obligations under the Lease.
(c)
Tenant’s Contractors shall be licensed contractors, capable of performing quality workmanship and working in harmony with Landlord’s contractors and subcontractors and with other contractors and subcontractors in the Building. All work shall be reasonably coordinated with any other construction or other work in the Building. Landlord and Tenant shall cooperate with one another and with each such party’s respective contractors in all reasonable respects relative to work coordination matters.
(d)
Landlord shall have the right, but not the obligation, to perform, on behalf of and for the account of Tenant, subject to reimbursement by Tenant, at Landlord’s actual out‑of‑pocket cost (but subject to application of the Allowance to the extent thereof), any work which Landlord deems necessary to be done on an emergency basis or which otherwise affects Building structure or systems, provided that the fees charged by Landlord are commercially reasonable. Landlord shall notify Tenant in writing as soon as possible upon Landlord’s determination of any work for which it has elected to undertake under this Paragraph 7(d).
(e)
Tenant shall use only new, quality materials in the Tenant’s Work, except where explicitly shown in the Plans approved by Landlord and Tenant. Tenant shall obtain, promptly after completion of the Tenant’s Work, warranties of at least one (1) year duration from the completion of the Tenant’s Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Tenant’s Work, a copy of which warranties shall be delivered to Landlord promptly following Tenant’s receipt of the same.
(f)
Tenant and Tenant’s Contractors, in performing work, shall do so in conformance with the Construction Rules described in Paragraph 2 above, to the extent in effect for the Building from time to time. Tenant and Tenant’s Contractors shall make all reasonable efforts and take all reasonable steps appropriate to construction activities undertaken in similar Class A office buildings so as not to interfere with the operation of the Building and shall, in any event, comply with the aforementioned Construction Rules and with the Rules and Regulations from time to time which are permitted under the Lease. Tenant and Tenant’s Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic, and to protect their facilities and the facilities of others affected by the Tenant’s Work and to properly supervise same. Tenant shall not permit noise from construction of Tenant’s Work to unreasonably or materially disturb other tenants in the Building. Tenant’s Work which does so unreasonably or materially disturb other tenants shall be performed after regular working hours. Construction equipment and materials are to be kept within the Premises and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the construction or operation of the Building.
(g)
Upon not less than twenty-four hours’ written or oral notice to Tenant and Tenant’s failure to reasonably cure such matter within such 24-hour period, Landlord shall have the right to order Tenant or any of Tenant’s Contractors who unreasonably violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building (herein, a “Cease Order”), to the extent Landlord determines that such violation is likely to have a material adverse effect on the Building systems, structure or operations, the safety of the Building’s occupants, or to otherwise create any other type of hazardous condition, which Cease Order shall remain effective until such time as the violation which is the subject thereof has been cured. No such action properly taken by

Landlord shall delay the Commencement Date, or the payment of Rent and performance of other obligations under the Lease.
(h)
Utility costs or charges for any service (including, but not limited to, HVAC, electrical, trash removal and the like) to the Premises shall be the responsibility of Tenant from the date Tenant commences the Tenant’s Work and shall be paid for by Tenant at Landlord’s rates (which rates shall reflect Landlord’s direct costs therefor, without any mark-up by Landlord). The initial premises under the Lease are separately metered for electricity (light and outlets), and Tenant shall make necessary arrangements with the electrical utility company for direct payment of electricity charges from and after the Possession Date under the Lease (whereupon Tenant shall no longer be responsible for payment to Landlord for such electricity costs as initially provided in the first sentence of this paragraph). Use of freight elevators and loading docks are all subject to reasonable scheduling by Landlord. Any use of the freight elevators will be at Tenant’s expense, in an amount equal to the actual out‑of‑pocket expenses (if any) incurred by Landlord or security personnel necessitated by such freight elevator usage. Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers. Except as provided above, there shall be no charge for use of freight elevators during normal construction hours of the Building in connection with performance of the Tenant’s Work and Tenant’s initial move into the Premises. Further, there shall be no charge for use of loading docks during normal business hours of the Building in connection with Tenant’s Work and Tenant’s initial move into the Premises (subject to the conditions for use of loading docks as described above).
(i)
Subject to Section 8(g) of the Lease, Tenant shall permit Landlord and/or its representatives to have access to the Premises upon twenty-four (24) hours’ prior written notice (except that no notice shall be required in the case of an emergency), and the Tenant’s Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives, at all times during the period in which the Tenant’s Work is being constructed and installed and within a reasonable period following completion of the Tenant’s Work.
(j)
Tenant shall notify Landlord upon completion of the Tenant’s Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be reasonably requested by Landlord to evidence same.
(k)
Except as otherwise expressly provided herein, Tenant shall have no authority to deviate from the Plans in performance of the Tenant’s Work, except as authorized by Landlord and its designated representative in writing (which authorization shall not be unreasonably withheld, conditioned or delayed in accordance with the same standards for approval as described in Paragraph 3(b) above). Tenant shall furnish to Landlord “as‑built” drawings of the Tenant’s Work consisting of record drawings of the installed condition of each component of the Tenant’s Work completed from the Plans marked up daily in the field by the various trades. Such record drawings shall be submitted in a final package by Tenant’s general contractor to Landlord within ninety (90) days after completion of the Tenant’s Work. Final disbursement of any remaining amounts of the Allowance will not occur until such record drawings have been received by Landlord.
(l)
Landlord shall have the right to require Tenant, at Tenant’s cost, to install and maintain proper access panels to utility lines, pipes, conduits, duct work and component parts of mechanical and electrical systems existing or installed in the Premises to the extent required by applicable Laws or otherwise reasonably identified by Landlord as part of its approval of the Plans.
(m)
Tenant shall impose on and enforce all applicable terms of this Work Letter against Tenant’s Architect, Tenant’s Engineer (as hereinafter defined) and the other Tenant’s Contractors.

8.
INSURANCE AND INDEMNIFICATION.
(a)
In addition to any insurance which may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:
(i)
Worker’s Compensation and Employer’s Liability Insurance with limits of not less than $1,000,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts.
(ii)
Commercial General Liability Insurance including Broad Form Contractual, Broad Form Property Damage, Personal Injury, Completed Operations and Products coverages (such Completed Operations and Products shall be provided for a period of two (2) years after the date of final acceptance of the Tenant’s Work), and deletion of any exclusion pertaining to explosion, collapse and underground property damage hazards, with limits of not less than $5,000,000.00 per occurrence and having a general aggregate amount on a per location basis of not less than $5,000,000.00.
(iii)
Comprehensive Automobile Liability Insurance including Owned, Non‑Owned and Hired Car coverages, with limits of not less than $1,000,000.00 combined single limit for both bodily injury and property damage.
(iv)
“All‑risk” builder’s risk insurance upon the entire Tenant’s Work to the full insurable value thereof. This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant’s Work and shall insure against the perils of fire and extended coverage and shall include “all‑risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief. Any loss insured under said “all‑risk” builder’s risk insurance is to be adjusted between Landlord and Tenant, as their interests may appear.

All policies (except the worker’s compensation policy) shall be endorsed to include as additional insured parties Landlord, Landlord’s mortgagee, and such additional persons as Landlord may designate. The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the worker’s compensation policy) to be obtained by Tenant pursuant to this paragraph. The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non‑renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for non‑payment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties. Additionally, where applicable, each policy shall contain a cross‑liability and severability of interest clause.

(b)
Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by applicable Laws, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s contractors and Landlord’s architects, and their partners, members, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant’s Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanic’s liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees, licensees or others, except and to the extent that such claims, liabilities, losses, damages and expenses arise out of the willful misconduct or negligent act or omission of Landlord or from Landlord’s breach of its obligations hereunder or under the Lease. It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.
9.
ALLOWANCE; PERIODIC PAYMENTS.
(a)
Landlord shall make a contribution (the “Office Allowance” and “Warehouse Allowance”, as further defined below) towards the cost of Tenant’s Work (including, without limitation, the costs of construction (including demolition), furniture, installation and wiring of phone and data processing equipment, permits and inspections, space plans, design drawings and other architectural drawings) and toward moving costs and any other architectural fees in connection with the Tenant’s Work (herein, the “Allowance Permitted Costs”), in an amount estimated to be (and subject to the terms of the Final Space Plan Addendum) to (i) $2,700,000 (should the Office Space be comprised of 30,000 square feet of Rentable Area) for the portion of the Tenant’s Work being performed in the Office Space the (“Office Allowance”) (i.e., being $90.00 per square foot of Rentable Area of the Office Space), and (ii) $250,000 (should the Warehouse Space be comprised of 5,000 square feet of Rentable Area) for the portion of the Tenant’s Work being performed in the Warehouse Space (the “Warehouse Allowance”) (i.e., being $50.00 per square foot of Rentable Area of the Warehouse Space), on the terms and conditions hereinafter set forth. Landlord and Tenant acknowledge and agree that the Office Allowance shall only be allocated, used and distributed for the Tenant’s Work performed in the Office Space, and the Warehouse Allowance shall only be allocated, used and distributed for the Tenant’s Work performed in the Warehouse Space. The Office Allowance and Warehouse Allowance may collectively be referred to as the “Allowance”. If the cost of the Tenant’s Work is less than the Allowance, any excess Allowance, at the written request of Tenant, shall be applied by Landlord towards Rent due under the Lease as additional Abated Rent after the Third Rent Abatement Period. If the cost of the Tenant’s Work exceeds the Allowance required to be disbursed hereunder, Tenant shall have sole responsibility for the payment of such excess cost, and, at Landlord’s election, Tenant shall be obligated to pay its “pro‑rata share” (as defined in Paragraph 9(g) below) of the Allowance Permitted Costs when due from time to time (i.e., based upon the most recent estimates of the cost of the Tenant’s Work delivered by Tenant under Paragraph 3 above or otherwise furnished by Tenant, in certified form, upon Landlord’s request from time to time therefor) as an express condition for Landlord’s obligation to disburse any further portion of the Allowance, and in such event, Landlord shall have no obligation to further disburse any portion of the Allowance until Tenant’s pro‑rata share of the Allowance Permitted Costs have been so paid by Tenant.
(b)
Periodically, but not more frequently than once per calendar month, Tenant may submit to Landlord a written payment request for costs of the Tenant’s Work incurred and not previously paid naming the parties to be paid, and the respective amounts of such payments, which payment request shall be accompanied by:
(i)
A customary “sworn owner’s statement” signed by Tenant stating the various contracts entered into by Tenant for the Tenant’s Work and with respect to each: the total contract price of all labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the Tenant’s Work in accordance with the Plans;
(ii)
A written application for payment from each of Tenant’s Contractors disclosed in the aforesaid sworn Tenant’s statement wherein each of Tenant’s Contractors certifies completion and the cost of that portion of the Tenant’s Work for which payment is requested (with designations for allocations between the Office Space and Warehouse Space, as applicable) and further certifies that the cost to complete the Tenant’s Work remaining to be done under said contract will not exceed the balance due thereunder (without including in such balance any required retainages) and a statement in writing under oath or verified by affidavit of Tenant’s Contractor stating: the names of all persons, firms, associations, corporations or other parties by whom labor, materials, services or work will be rendered or furnished pursuant to the contract with Tenant’s Contractor; the nature of labor, work, services and materials to be rendered or furnished by each of the foregoing; the amounts (in the case of firm subcontracts) and estimated amounts (in other cases) to be paid for such labor, work, services and materials; the amounts theretofore paid thereon; the amount requested for the current disbursement; and the balance due for such labor, work, services and materials, after payment of the current disbursement, to complete the work described in such subcontract;
(iii)
A statement from each of the subcontractors and materialmen disclosed in the aforesaid Tenant’s Contractor’s sworn statement, in writing under oath or verified by affidavit of a duly authorized agent of such subcontractor of the parties furnishing materials and labor to it or for their account, and of the amounts due or to become due each;
(iv)
Certificate for payment executed by an architect acceptable to Landlord on American Institute of Architect’s Form G-702 and G-703; and
(v)
Originals of partial waivers of lien from each of Tenant’s Contractors and all materialmen and vendors requesting payment covering such requested payment.

Provided that the foregoing deliveries have been made, and so long as a Default has not occurred under the Lease or this Work Letter, or a default beyond applicable notice and/or cure periods by Tenant has not occurred under any separate construction management agreement entered into between Tenant and Landlord, in each case for which Tenant has received written notice from Landlord, then Landlord shall disburse portions of the Allowance no later than the last day of the calendar month immediately succeeding the calendar month in which Tenant submits each such request therefor (provided that if Tenant cures any such default within applicable cure periods, then Landlord shall again be obligated to disburse said Allowance as provided herein).

(c)
Landlord may make payments of the Allowance through a construction escrow established with Landlord’s title insurance company pursuant to which escrow said title company shall examine the sworn statements and lien waivers provided by Tenant and Tenant’s Contractors and, if so required by Landlord, insure against mechanic lien claims for work done through the date of Tenant’s Contractors’ most recent request for payment, in which case Tenant agrees to comply with the reasonable terms and conditions of such construction escrow. The escrowee’s charges therefor shall be paid for by Landlord. Notwithstanding anything to the contrary contained herein or in the Lease, in the event Landlord makes payments of the Allowance through a construction escrow as provided in this paragraph, Tenant’s Contractors may, at their own expense, arrange to provide “trailing” waivers (lien waivers which are dated up to thirty (30) days earlier than the contractor’s request for payment) if Landlord’s lender so permits and Landlord’s title insurance company nevertheless provides the insurance called for by this Paragraph.
(d)
Within thirty (30) days after final completion and installation of the Tenant’s Work, Tenant shall submit to Landlord a detailed breakdown of the total amount of the costs of the Tenant’s Work, together with final waivers of liens, contractors’ affidavits, and architects’ certificates in such form as may be reasonably required by Landlord, Landlord’s title insurance company and Landlord’s lender, if any, from all parties performing labor or supplying materials or services in connection with the Tenant’s Work, showing that all of said parties have been compensated in full and waiving all liens in connection with the Premises and Building.

(e)
Landlord has no obligation to disburse any portion of the Allowance during any period when a Default has occurred under the Lease or a default beyond applicable notice and/or cure periods by Tenant has occurred under any separate construction management agreement entered into between Tenant and Landlord, in each case for which Tenant has received written notice from Landlord. Disbursement of any portion of the Allowance shall not be deemed a waiver of Tenant’s obligation to comply with such provisions. Tenant shall be responsible for the appropriateness and completeness of the contractors’ affidavits and waivers of lien and approval of any of such work; Landlord shall have no responsibility for any of the foregoing.
(f)
Landlord shall have the right to withhold a (i) ten percent (10%) retainage until the Tenant’s work is fifty (50%) complete, and thereafter, (ii) five percent (5%), until substantial completion of the Tenant’s work, from any disbursements of the Allowance otherwise required hereunder. Landlord shall disburse such retainage, together with the balance of the Allowance, upon Tenant’s satisfaction of the terms of Paragraph 7(k) above and the terms of this Paragraph 9 (including, without limitation the terms of Paragraph 9(b) and Paragraph 9(d) above) and Tenant’s final request for payment (which request shall be made no earlier than the Commencement Date) and certification that the entire Tenant’s Work has been performed and that the amounts for which payment is requested are due and owing, which disbursement shall be made no later than the last day of the calendar month immediately succeeding the calendar month in which the foregoing requirements are satisfied and in which there has been presentation by Tenant to Landlord of request for payment and appropriate and complete contractor’s affidavits and waivers of lien showing that the work covered thereby has been performed in the Premises.
(g)
Notwithstanding anything contained in the Lease or in this Work Letter to the contrary, in no event shall Tenant be entitled to any portion of the Allowance at any time after the 12-month anniversary of the Possession Date. In the event that the cost of the Tenant’s Work and such other items for which the Allowance may be applied should for any reason be greater than the maximum Allowance provided by Landlord hereunder, Tenant shall have sole responsibility for the payment of such excess cost, and Tenant shall, at Landlord’s option, for each pending draw request, pay such portion of the pending draw request which is necessary so that Tenant has then paid, together with any previous payments made by Tenant on account of the Allowance Permitted Costs, an amount equal to Tenant’s pro‑rata share (as hereinafter defined) of the Allowance Permitted Costs, all as a condition to Landlord’s disbursement or further disbursement of portions of the Allowance, and all as otherwise described in Paragraph 9(a) above. For purposes of the foregoing, (A) Tenant’s “pro‑rata share” of the applicable Allowance Permitted Costs shall mean (1) the total amount of the Allowance Permitted Costs incurred to date, less (2) ”Landlord’s Share”; and (B) the term “Landlord’s Share” shall mean the total amount of Allowance Permitted Costs incurred as of the date of determination, multiplied by a fraction, the numerator of which is the total amount of the Allowance required hereunder and the denominator of which is the total amount of anticipated Allowance Permitted Costs (as such anticipated Allowance Permitted Costs are determined by Landlord, based on certified cost statements delivered by Tenant to Landlord from time to time, and in any event, delivered by Tenant to Landlord promptly upon Landlord’s request therefor). Tenant shall be solely responsible for timely payment of any costs associated with the Tenant’s Work incurred by Tenant and not otherwise consisting of Allowance Permitted Costs. Further, Tenant shall be responsible for payment of all costs associated with Allowance amounts retained by Landlord as permitted retainage hereunder, subject to reimbursement as part of the final disbursement of the Allowance described in Paragraph 9(f) above.
10.
MISCELLANEOUS.
(a)
Except as herein expressly set forth herein, in the Lease or in any separate construction management agreement entered into between Landlord and Tenant, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

(b)
Time is of the essence under this Work Letter.
(c)
Notices under this Work Letter shall be given in the same manner as under the Lease.
(d)
The liability of Landlord hereunder or under any amendment hereto shall be limited as provided in Section 34 of the Lease.
(e)
The headings set forth herein are for convenience only.
(f)
This Work Letter, together with the Lease to which it is attached, sets forth the entire agreement of Tenant and Landlord regarding the Tenant’s Work. This Work Letter may only be amended if in writing, duly executed by both Landlord and Tenant.
(g)
Tenant shall designate a licensed architect reasonably acceptable to Landlord as Tenant’s architect (“Tenant’s Architect”) for purposes of preparing the architectural portions of the Plans for the Tenant’s Work, and Tenant shall designate a licensed engineer reasonably acceptable to Landlord as Tenant’s engineer (“Tenant’s Engineer”) for preparing the mechanical, plumbing, electrical, fire protection and life safety portions of the Plans.
(h)
This Agreement shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise, except as may be expressly provided in the Lease or in any amendment or supplement to the Lease.
11.
DESIGNATED REPRESENTATIVES; COOPERATION.
(a)
Prior to commencement of the Tenant’s Work, Landlord may appoint one qualified and readily available representative with the authority to give and receive notices, other materials and information relating to the Tenant’s Work, and approvals under this Agreement.
(b)
Tenant and Landlord agree to make their respective architects and engineers available to the other to answer questions and provide clarifications and additional information as is reasonable for the timely progress and completion of the Tenant’s Work.

[END OF WORK LETTER PROVISIONS ‑ ATTACHMENT TO WORK LETTER FOLLOWS]

ATTACHMENT 1 TO WORK LETTER

MINIMUM INFORMATION FOR PLANS

Plans and specifications (including architectural, engineering and structural, as applicable, working drawings) required for the supply, installation and finishing of the Tenant’s Work and including, without limitation: finish schedule; material submittals; graphics and signage; interior and demising partitions; doors, frames and hardware; ceilings; wiring; lights and switches; telephone and electrical outlets; floor coverings; wall coverings; all millwork and built‑ins; appliances; plumbing fixtures; HVAC systems and equipment; refrigeration equipment; reflected ceiling plans; and other equipment, equipment connections and facilities attached to and forming a part of the Building.

ATTACHMENT 2 TO WORK LETTER

LIST OF REQUIRED SUBCONTRACTORS FOR CERTAIN WORK PERFORMED

•
HVAC controls – Simens
•
Fire Alarm – simplex
•
Access control – open path (Keyth technologies)
•
United States Fire Protection (USAFP) for any sprinkler work.

EXHIBIT C

OTHER DEFINITIONS

1.
“ADA” shall have the meaning described in Section 9(f).
2.
“Additional Rent” shall have the meaning described in Section 3.
3.
“Default” shall have the meaning described in Section 19.
4.
“Default Rate” shall have the meaning described in Section 28(h).
5.
“Existing Premises” shall have the meaning described in Section 30.
6.
“Ground Lease” and “Ground Lessor” shall have the meanings described in Section 20.
7.
“Hazardous Substances” shall have the meaning described in Section 9(e).
8.
“Holidays” shall have the meaning described in Section 8(e).
9.
“Landlord Parties” shall have the meaning described in Section 9(e).
10.
“Laws” shall have the meaning described in Section 6.
11.
“Monthly Rent” shall have the meaning described in Section 4(a).
12.
“Mortgage” and “Mortgagee” shall have the meanings described in Section 20.
13.
“New Premises” shall have the meaning described in Section 30.
14.
“Outside Date” shall have the meaning described in Section 17(a).
15.
“Released Parties” shall have the meaning described in Section 16(a).
16.
“Rent” shall have the meaning described in Section 3.
17.
“Rentable Area” with respect to any tenant space at the Building means rentable area of the applicable tenant space, on a square footage basis, as reasonably determined by Landlord and with such changes to such measurement standards as may be necessary from time to time and as may be utilized, at Landlord’s election, for measurement calculations at the Building). The Rentable Area of the Premises as of the date hereof shall be deemed to be the number of square feet set forth in Section 1(j) of this Lease, which shall be adjusted, as appropriate, for any expansion to the Premises, including without limitation, the Expansion Space and/or Right of First Offer Space, as applicable.
18.
“Successor” shall have the meaning described in Section 20(c).

C-1

EXHIBIT D

RULES AND REGULATIONS

Tenant will faithfully observe and comply with the following Rules and Regulations:

1.
No additional locks or bolts of any kind will be placed on any door in the Property or the Premises and no lock on any door therein will be changed or altered in any respect without the prior written consent of Landlord not to be unreasonably withheld, conditioned, or delayed. Landlord will furnish two keys for each lock on exterior doors to the Premises and will, on Tenant’s request and at Tenant’s expense, provide additional duplicate keys. All keys will be returned to Landlord upon the termination of this Lease and will give to Landlord the explanations of the combinations of all safes, vaults and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises will be left closed at all times and left locked when the Premises are not in use.

2.
Landlord reserves the right to close and keep locked all entrance and exit doors during hours when the Building is closed. Tenant, its employees and agents, must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any Tenant, its employees, agents or any other person entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has previously arranged a pass for access to the Building. Landlord and its agents will in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property. If Tenant desires telephones, burglar alarms, access systems or other electronic mechanical devises, the Landlord will, upon request direct where and how connections and all wiring for such services will be installed and no boring, cutting or installing of wires or cables is permitted without Landlord’s approval, not to be unreasonably withheld, conditioned, or delayed.

3.
Tenants may be required to show/use Landlord issued photo identification badges when accessing the upper floors of the Building.

4.
Landlord will have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects will, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property will be the sole responsibility of Tenant and any expense of said damage or injury will be borne by Tenant

5.
All deliveries or shipments of any kind to and from the Premises, including loading and unloading of goods, will be made only by way of the rear of the Premises or at any such reasonable location designated by Landlord, and only at such reasonable times designated for such purpose by Landlord. All furniture, freight, packages, supplies, equipment and merchandise will be transported using the freight elevators in each elevator tower. At no time will any deliveries or shipments be made using the passenger elevators. Tenant will provide the Management Office with not less than 24 hours prior notice of the need to utilize the freight elevator for loading and unloading of large shipments goods from the Premises. Notice need not be given for supplies, mail, overnight packages and other deliveries needed for normal business operations. Use of the freight elevators will not be exclusive and times for certain delivers may be restricted. Trailers and/or trucks servicing the Premises will remain parked in the Property only during those periods reasonably necessary to service Tenant’s operations, and then only in locations designated by Landlord.

6.
Landlord will have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of Tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7.
The requirements of Tenant will be attended to only upon application at the office location designated by Landlord. Employees of Landlord will not perform any work or do anything outside their regular duties unless under special instruction from Landlord.

8.
Tenant will not disturb, solicit, or canvass any other occupants of the Building and will cooperate with Landlord or Landlord’s agents to prevent same.

9.
The toilet rooms, urinals, wash bowls and other apparatus will not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever will be thrown therein. Any cost due to misuse will be borne by Tenant.

10.
Tenant will not overload the floor of the Premises, nor mark, drive nails or screws or drill into the partitions, woodwork or plaster (with the exception of for the purposes of installing, photographs, artwork and wall hung monitors, etc.) or otherwise deface the Premises or any part thereof without Landlord’s written consent.

11.
Tenant will not use any method of heating or air conditioning other than that which is supplied by Landlord, without the prior written consent of Landlord.

12.
Tenant will not use, keep, or permit to be used or kept, any foul or noxious gas, flammable, combustible, corrosive, caustic, poisonous, explosive or hazardous substance (except for cleaning solutions customarily used in Tenant’s business, and provided that Tenant only maintains on the Premises quantities necessary for such use and Tenant complies with all applicable Laws governing the use, storage and disposal thereof) or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner reasonably offensive or objectionable to Landlord or other occupants of the Property by reason of light, radiation, magnetism, noise, odors and/or vibrations, or unreasonably interfere in any way with other Tenants or those having business in the Property.

13.
Without Landlord’s prior consent, Tenant will not bring into or keep within the Building or the Premises any animals, birds or reptiles with the exception of guide dogs or service animals accompanying disabled persons.

14.
Cooking will not be done or permitted by any Tenant on the Premises, nor will the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, UL approved equipment and microwave ovens may be used on the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with applicable Laws, and does not cause odors which are objectionable to Landlord and other Tenants. Where cooking is a primary permitted use, venting will be required in accordance with applicable Laws, and does not cause odors within the building which are objectionable to Landlord and other Tenants.

15.
Landlord will approve where and how telephone, Internet, fiber optic and other communication wires are to be introduced to the Premises, not to be unreasonably withheld, conditioned, or delayed. No boring or cutting for wires will be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises will be subject to the approval of Landlord, not to be unreasonably withheld, conditioned, or delayed.

16.
Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who will in any manlier do any act in violation of any of these Rules and Regulations.

17.
Tenant, its employees and agents will not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and will use the same only as a means of ingress and egress for the Premises.

18.
Tenant will not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and will refrain from attempting to adjust any controls.

19.
Tenant will store all trash and garbage within the interior of the Premises. No material will be placed in the trash boxes or receptacles if material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal will be made only through entryways/exits and elevators provided for such purposes at such times as Landlord will designate. Tenant will comply with all recycling and green polices put into effect by the Landlord.

20.
Tenant will comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

21.
Tenant will assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed when the Premises are not occupied.

22.
No awnings or other projections will be attached to the inside or outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens will be attached to or hung in, or used in connection with, any window or door of the Premises without prior written consent of Landlord. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent/LED and/or of a quality, type, design and bulb color approved by Landlord, not to be unreasonably withheld, conditioned, or delayed.

23.
The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways and other public places in the Building will not be covered or obstructed by Tenant.

24.
The washing and/or detailing of or the installation of windshields, radios, telephones in or general work on automobiles will not be allowed on the Premises without prior consent of the Landlord.

25.
Outside food vendors will be allowed in the Building to service specific Tenants, however under no circumstance will the food vendor display their products, leave advertising flyers and/or business cards in the common areas or parking lots or solicit other Tenants. Any failure to comply with this rule will result in immediate permanent withdrawal of the vendor from the Property.

26.
It is the Tenant’s responsibility to inform its employees of items of importance/notices from the Landlord.

27.
Bell Works Chicagoland is a non-smoking facility. Tenant will comply with any non-smoking ordinance adopted by any applicable governmental authority. In addition, Landlord reserves the right to designate, in Landlord’s sole discretion, the only outside areas of the Premises where smoking will be permitted.

28.
No sign, lettering, picture, notice or advertisement will be placed on any outside window or in a position to be visible from outside the Premises and if visible from the outside or public corridors within the Building will be installed in such manner and be of such character and style as Landlord approves in writing, not to be unreasonably withheld, conditioned, or delayed.

29.
Tenant will not use the name of the Building or Project for a purpose other than Tenant’s business address; Tenant will not use the name of the Building for Tenant’s business address after Tenant vacates the Premises; nor will Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without prior written consent of Landlord in each instance.

30.
Except with the prior approval of Landlord (not to be unreasonably withheld, conditioned, or delayed), all cleaning, repairing, janitorial, decorating, painting or other services of work in and about the Premises will be done only by authorized Building personnel. All work done by outside vendors contractors must be approved by Landlord in writing (not to be unreasonably withheld, conditioned, or delayed) and said vendors must comply with Landlord’s insurance requirements that must be on file before the work commences.

31.
Tenant will not overload the safe capacity of the electricity wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

32.
Tenant will not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced will be audible or vibrations therefrom will be detectable beyond the Premises.

33.
Tenant will at all times maintain the window blinds in the lowered position at its discretion, though Tenant may keep the louvers open.

34.
Landlord may require that all guests, visitors and vendors who enter or leave the Building identify themselves to security guards by registration or otherwise. Landlord, however will have no responsibility or liability for any theft, robbery or other crime in the Building. Tenant will assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

35.
Tenant will comply with all safety, fire, protection and evacuation procedures and regulations established by Landlord or any governmental agency and will cooperate and participate in all reasonable security and safety programs affecting the Building.

36.
No portion of the Premises will at any time be used or occupied as sleeping or lodging quarters.

37.
No live or fresh cut Christmas Trees are permitted on or about the Premises.

38.
The sidewalks, walks, entries, corridors, malls, concourses, ramps, and other common areas of the Property will not be obstructed or used by Tenant for any purpose other than ingress and egress to and from the Premises. Some uses that do not constitute an obstruction may be allowed with the prior consent of the Landlord.

39.
Initial move-in refuse from inventory, including but not limited to packing crates, will be removed at Tenant’s sole cost and expense. Any wet trash, including but not limited to food debris, is to be placed in plastic bags and tied before being placed in trash containers. All boxes are to be broken down before being placed inside the containers. Sidewalk containers are not for personal use. Tenant, or the employees of Tenant will not at any time place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or walks of the Property. In the event any item is left at the rear of the Premises or at the base of a refuse container and it can be determined to which Tenant it belongs, Landlord has the right to charge the applicable Tenant the cost to have it removed. Unless a container is marked by a Tenant paying individually and separately for trash collection, containers are for all Tenants and do not belong to any one Tenant. The exterior areas immediately adjoining the Premises will be kept clean and free from dirt and rubbish by Tenant and its employees, and Tenant will not place or permit any obstructions or merchandise in such areas. No debris will be swept or removed from the Premises onto sidewalks or other common areas.

40.
All services requests are to be reported promptly and directly to Landlord’s designated agent during normal office hours, excepting emergencies which will be reported as soon as practicable.

41.
Tenant will at all times keep the Premises neat and orderly.

42.
Landlord will have the right to designate and restrict the areas available within the Property for the parking of vehicles by Tenant, its employees, agents, visitors and invitees.

43.
Tenant will not use or permit any portion of the Premises to be used for any use other than those specifically granted in the Lease.

44.
Tenant will be responsible for the compliance with these Rules and Regulations by the employees, agents, customers and invitees of Tenant.

45.
Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Tenant or Tenants, provided Landlord acts in a commercially reasonable manner. This will not prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all Tenants of the Buildings.

46.
In the event of any conflict between the terms of these Rules and Regulations and the express provisions of this Lease, the express, applicable provisions of the Lease will control.

47.
Landlord reserves the right, without the approval of Tenant, to add new rules and regulations, and to waive, rescind, add to and amend any rules or regulations with respect to any Tenant or Tenants, as Landlord in its reasonable judgment will from time to time find necessary or appropriate in order to provide for the safety, protection, care and cleanliness of the Property, the operation thereof, the preservation of good order therein, and the protection and comfort of Tenants and their employees, agents, customers and invitees, which rules and regulations, when made and provided that 30 days’ prior written notice thereof is given to Tenant, will be binding upon it in like manner as if originally herein prescribed, except to the extent such additional rules or regulations conflict with the express provisions of this Lease. The amendment or waiver by Landlord of any rules or regulations for the benefit of any particular Tenant of the Property will not be construed as a waiver of such rules and regulations in favor of Tenant or any other Tenant, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the Tenants in the Property.

EXHIBIT E

CLEANING SPECIFICATIONS

E-1

EXHIBIT F

COMMENCEMENT LETTER

___________, ___

___________________

___________________

___________________

RE: Lease dated ________, 2023 between Hoffman Estates Acquisitions LLC, a Delaware limited liability company and Hoffman Estates Acquisitions II LLC, a Delaware limited liability company (collectively, “Landlord”), and Cambium Networks, Inc., a Delaware corporation (“Tenant”), concerning Suites A401and B105 located at 2000 Center Drive, Hoffman Estates, Illinois 60192 (a/k/a 2000 AT&T Center Drive, Hoffman Estates, Illinois 60192).

In accordance with the above-referenced Lease, we request that you and/or the proper authority, please confirm the following statements:

1. The Possession Date is deemed to be ______________. The Commencement Date is ____________.

2. Tenant acknowledges and agrees that as of the date of this letter (i) all Landlord Work and Landlord Turnover Obligations have been substantially completed; and (ii) Tenant has accepted the Premises in its current condition.

Please confirm your agreement with the above terms of this letter by signing below and returning a copy to Landlord. Failure to execute this letter and deliver the same to Landlord, or to deliver notice of a dispute, within ten (10) days following your receipt of this letter, shall be conclusive evidence against Tenant that the above statements are accurate and true.

Again, thank you for your tenancy, and we look forward to a long and harmonious relationship.

Sincerely,

Hoffman Estates Acquisitions LLC and Hoffman Estates Acquisitions II LLC

By:

Name:

Its:

AGREED TO & ACCEPTED BY:

Cambium Networks, Inc.

By:

Name:

Its:

F-1

F-2

EXHIBIT G

SIGNAGE

[EXHIBIT FOLLOWS]

G-1

EXHIBIT H

BASE BUILDING SPECIFICATIONS

[EXHIBIT FOLLOWS]

H-1

EXHIBIT I

Cable Work Standards

1.
All Cables shall be clearly marked with adhesive plastic labels (or plastic tags attached to such Cables with wire) to show Tenant’s name, suite number, telephone number and the name of the person to contact in the case of an emergency: (A) every four feet (4’) outside the Premises (including the electrical room risers and other common areas), and (B) at the Cables’ termination point(s).

2.
Cables (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, shall be surrounded by a protective conduit reasonably acceptable to Landlord.

3.
An acceptable number of spare lines and space for additional lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion.

4.
Any new or existing Cables installed by Tenant and servicing the Premises shall comply with all applicable Laws.

5.
As a condition to permitting the installation of new Cables, Landlord may require that Tenant remove existing redundant Cables located in or serving the Premises and repair any damage in connection with such removal.

6.
Landlord shall at all times maintain exclusive control over all risers (including their use) in the Building. Landlord reserves the right to require that Tenant remove any Cables located in or serving the Premises that are installed by or on behalf of Tenant in violation of these provisions, or which are at any time in violation of any applicable Laws or represent a dangerous or potentially dangerous condition, within three (3) days after receipt of notice by Tenant or such longer period of time as is reasonably necessary.

Except to the extent caused solely from the intentional or grossly negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Cable will be free from the following (collectively, “Cable Problems XE “Cable Problems” “): (1) any eavesdropping or wiretapping by unauthorized parties, (2) any failure of any Cable to satisfy Tenant’s requirements, or (3) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Cables or by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Cables or any associated equipment, or any other problems associated with any Cable by any other cause. Under no circumstances shall any Cable Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent or otherwise, or relieve Tenant from performance of Tenant’s other obligations under this Lease. Neither Landlord nor Tenant in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Cable Problems.

I-1

EXHIBIT J

Legal Description

PARCEL 1: (THE CENTER, NORTH PARCEL)

THAT PART OF THE SOUTH 1/2 OF SECTION 36, TOWNSHIP 42 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST 1/4 OF SAID SECTION 36; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST ALONG THE EAST LINE OF THE SOUTHEAST 1/4 OF SAID SECTION, 1,248.01 FEET; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION, 67.00 FEET TO THE WEST LINE OF HUNTINGTON BOULEVARD (ALSO KNOWN AS FREEMAN ROAD), AND THE POINT OF BEGINNING;

THENCE CONTINUING SOUTH 90 DEGREES, 00 MINUTES 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION, 1,258.57 FEET TO THE INTERSECTION WITH A NONTANGENT CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 250.00 FEET, FOR AN ARC LENGTH OF 29.49 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 31 DEGREES, 08 MINUTES, 10 SECONDS WEST, AN A CHORD LENGTH OF 29.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 90.47 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 39.50 FEET, FOR AN ARC LENGTH OF 59.72 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE WESTERLY ALONG A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 100.50 FEET, FOR AN ARC LENGTH OF 196.69 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, AND A CHORD LENGTH OF 166.77 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AN A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHERLY ALONG A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 39.50 FEET FOR AN ARC LENGTH OF 59.73 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF TANGENCY; THENCE NORTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 88.89

FEET TO A POINT OF CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST HAVING A RADIUS OF 264.00 FEET, FOR AN ARC LENGTH OF 23.04 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 32 DEGREES, 00 MINUTES, 55 SECONDS WEST, AND A CHORD LENGTH OF 23.03 FEET TO A POINT 1,255.00 FEET SOUTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION, 1,401.14 FEET TO THE EAST LINE OF EAGLE WAY, SAID EAST LINE BEING 40 FEET EAST OF, AS MEASURED AT RIGHT ANGLES THERETO, THE WEST LINE OF THE EAST 1/2 OF THE SOUTHWEST 1/4 OF SAID SECTION 36; THENCE NORTH 00 DEGREES, 24 MINUTES, 17 SECONDS EAST ALONG THE EAST LINE OF SAID EAGLE WAY, 1,195.03 FEET TO THE SOUTH LINE OF LAKEWOOD BOULEVARD, SAID SOUTH LINE BEING 60.00 FEET SOUTH OF AS MEASURED AT RIGHT ANGLES THERETO, THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION 36, THENCE NORTH 90 DEGREES, 00 MINUTES, 00 SECONDS EAST ALONG THE SOUTH LINE OF SAID LAKEWOOD BOULEVARD, 3,815.45 FEET TO AN ANGLE POINT IN SAID LAKEWOOD BOULEVARD; THENCE SOUTH 44 DEGREES, 52 MINUTES, 20 SECONDS EAST ALONG THE SOUTHWESTERLY LINE OF HUNTINGTON BOULEVARD, 35.28 FEET TO AN ANGLE POINT IN SAID HUNTINGTON BOULEVARD; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST ALONG THE WEST LINE OF SAID HUNTINGTON BOULEVARD, 1,163.01 FEET TO THE POINT OF BEGINNING,

ALL IN COOK COUNTY, ILLINOIS

PARCEL 2: (THE CENTER, SOUTH PARCEL)

THAT PART OF THE SOUTH 1/2 OF SECTION 36, TOWNSHIP 42 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE NORTHEAST CORNER OF THE SOUTHEAST 1/4 OF SAID SECTION 36; THENCE SOUTH 00 DEGREES, 15 MINUTES, 15 SECONDS WEST ALONG THE EAST LINE OF THE SOUTHEAST 1/4 OF SAID SECTION, 1,248.01 FEET; THENCE SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION, 67.00 FEET TO THE WEST LINE OF HUNTINGTON BOULEVARD (ALSO KNOWN AS FREEMAN ROAD); THENCE CONTINUING SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, ALONG A LINE PARALLEL WITH THE NORTH LINE OF THE SOUTH 1/2 OF SAID SECTION, 1,258.57 FEET TO THE INTERSECTION WITH A NON-TANGENT CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 250.00 FEET FOR AN ARC LENGTH OF 29.49 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 31 DEGREES, 08 MINUTES, 10 SECONDS WEST, AND A CHORD LENGTH OF 29.47 FEET TO A POINT OF TANGENCY; THENCE SOUTH 34 DEGREES, 30 MINUTES, 56 SECONDS WEST, 90.47 FEET TO A POINT OF CURVE; THENCE SOUTHEASTERLY ALONG A CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 39.50 FEET FOR AN ARC LENGTH OF 59.72 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 08 DEGREES, 48 MINUTES, 10 SECONDS EAST, AND A CHORD LENGTH OF 54.20 FEET TO A POINT OF REVERSE CURVE, AND THE POINT OF BEGINNING;

THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 458.35 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 67 DEGREES, 10 MINUTES, 15 SECONDS WEST, AND A CHORD LENGTH OF 453.10 FEET TO A POINT OF REVERSE CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHEAST, HAVING A RADIUS

OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING NORTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE WESTERLY ALONG A CURVE CONCAVE TO THE SOUTH, HAVING A RADIUS OF 100.50 FEET, FOR AN ARC LENGTH OF 196.69 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 90 DEGREES, 00 MINUTES, 00 SECONDS WEST, AND A CHORD LENGTH OF 166.77 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE NORTHWEST, HAVING A RADIUS OF 50.00 FEET, FOR AN ARC LENGTH OF 42.14 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 58 DEGREES, 04 MINUTES, 34 SECONDS WEST, AND A CHORD LENGTH OF 40.90 FEET TO A POINT OF REVERSE CURVE; THENCE SOUTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHEAST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 1,252.05 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 41 DEGREES, 06 MINUTES, 37 SECONDS WEST, AND A CHORD LENGTH OF 1,147.36 FEET TO A POINT OF TANGENCY; THENCE SOUTH 00 DEGREES, 00 MINUTES, 00 SECONDS WEST, 475.08 FEET TO A POINT OF CURVE; THENCE SOUTHERLY ALONG A CURVE CONCAVE TO THE WEST, HAVING A RADIUS OF 40.00 FEET FOR AN ARC LENGTH OF 8.63 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF SOUTH 06 DEGREES, 10 MINUTES, 53 SECONDS WEST, AND A CHORD LENGTH OF 8.61 FEET TO THE NORTH LINE OF CENTRAL ROAD, SAID NORTH LINE BEING 65.00 FEET NORTH OF, AS MEASURED AT RIGHT ANGLES THERETO, THE SOUTH LINE OF SAID SECTION 36; THENCE SOUTH 89 DEGREES, 48 MINUTES, 12 SECONDS EAST ALONG THE NORTH LINE OF SAID CENTRAL ROAD, 151.21 FEET TO AN ANGLE POINT IN THE NORTH LINE OF SAID CENTRAL ROAD, SAID ANGLE POINT ALSO BEING ON THE WEST LINE OF THE SOUTHEAST 1/4 OF SAID SECTION; THENCE SOUTH 89 DEGREES, 47 MINUTES, 37 SECONDS EAST ALONG THE NORTH LINE OF SAID CENTRAL ROAD, 1,598.69 FEET TO A POINT 970.11 FEET WEST OF THE WEST LINE OF SAID HUNTINGTON BOULEVARD AS MEASURED ALONG THE NORTH LINE OF SAID CENTRAL ROAD; THENCE NORTHERLY ALONG A NON-TANGENT CURVE CONCAVE TO THE EAST, HAVING A RADIUS OF 30.00 FEET, FOR AN ARC LENGTH OF 15.59 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 14 DEGREES, 53 MINUTES, 30 SECONDS WEST, AND A CHORD LENGTH OF 15.42 FEET TO A POINT OF TANGENCY; THENCE NORTH 00 DEGREES, 00 MINUTES, 00 SECONDS EAST, 475.02 FEET TO A POINT OF CURVE; THENCE NORTHWESTERLY ALONG A CURVE CONCAVE TO THE SOUTHWEST, HAVING A RADIUS OF 872.50 FEET, FOR AN ARC LENGTH OF 793.70 FEET, SAID ARC BEING SUBTENDED BY A CHORD BEARING OF NORTH 26 DEGREES, 03 MINUTES, 38 SECONDS WEST, AND A CHORD LENGTH OF 766.62 FEET TO THE POINT OF BEGINNING.

ALL IN COOK COUNTY, ILLINOIS

Tax PINs: 01-36-301-013-0000

01-36-401-005-0000

01-36-401-006-0000

01-36-402-014-0000

EXHIBIT K

Rent Payment and Security Deposit Instructions

Rent and Security Deposit:

Mailing:

Hoffman Estates Acquisitions LLC

PO BOX 716384

Philadelphia, PA 19171-6384

Wire/ACH:

Wells Fargo Bank, N.A.

ABA: 121000248

Account: 4765496401

Account Name: Hoffman Estates Acquisition

EXHIBIT L

Landlord’s Work

•
Landlord shall ensure that the Base Building includes one (1) new or rebuilt VAV box per 1,500 square feet of Rentable Area for both the Office Space and Warehouse Space. Landlord shall provide new or rebuilt HVAC VAV boxes with controls for both the Office Space and Warehouse Space (any additional VAV beyond code requirements will be at Tenant’s expense). The VAV for the Warehouse space is subject to Landlord’s review of Tenant’s MEP plans.
•
Landlord shall demise both the Office Space and Warehouse Space.
•
Landlord shall demolish the existing improvements in the Warehouse Space.
•
Landlord shall provide a main electrical distribution panel and (1) 3-pole breaker per bay within the Premises. Tenant shall provide individual circuit breaker panels as required for its design of the Premises. Base Building infrastructure (including bus ducts, risers and panels) will be provided at 120v/208v to support 5.5 watts per square foot of Rentable Area, exclusive of HVAC and lighting (all transformers and panels required in excess of the same shall be provided by Tenant at its expense). The Building has a 12KV Commonwealth Edison (Com Ed) vault. Service enters the east end of the building via the southeast vault from where it is distributed to the Building Switchboards. The vault contains transformers converting the incoming medium voltage to 480/277 volts, 3-phase. The Building vault provides power directly to a 2500 Amp, 2000 Amp, 1600 Amp and 1200 Amp 480/277 Volts, 3-phase switchboards. Each switchboard is separately metered by Com Ed. Lighting, stepdown transformers and panel-boards serving receptacles and miscellaneous 120/208-volt equipment are located throughout electrical rooms in the Building.
•
Landlord shall remodel/upgrade the existing bathrooms on the 4th floor of the Building.
•
Subject to capacity availability, Landlord may provide points of connection to the Base Building condenser water. Tenant shall furnish submetering equipment at Tenant’s expense.

Upon completion of Landlord’s Work and the Landlord Turnover Obligations, Landlord represents and warrants to Tenant that, the Base Building Specifications shall be in compliance with applicable Laws, and to the extent installed by the Landlord (i) with all mechanical, plumbing, electrical and HVAC systems, fixtures and equipment serving the Building and Premises in good working order and repair; and (ii) the Premises shall be fully sprinklered.

EXHIBIT M

ROFR Depiction

[ TO BE PROVIDED UPON EXECUTION OF FINAL SPACE PLAN ADDENDUM]